                                                                    EXHIBIT 10.2


      INDENTURE dated as of November 26, 1996 between IMED
Corporation ("IMED"), IMED International Trading, Corp., as a guaranteeing subsidiary ("IMED International Trading") and United
States Trust Company of New York, as trustee (the "Trustee").

      The Company, the Guaranteeing Subsidiaries and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders (the "Holders") of the 9 3/4% Series A Senior Subordinated Notes due 2006 (the "Series A
Notes") and the 9 3/4% Series B Senior Subordinated Notes due 2006 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):


                            ARTICLE 1
                  DEFINITIONS AND INCORPORATION
                          BY REFERENCE

SECTION 1.01.  DEFINITIONS.

      "144A GLOBAL NOTE" means the Global Note bearing the Private Placement Legend that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A and to Institutional Accredited Investors.

      "ACCOUNTS RECEIVABLE SUBSIDIARY" means a newly created, Wholly Owned Subsidiary of the Company which is formed solely for the purpose of, and which engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries, (ii) which is designated by the Board of Directors of the Company as an Accounts Receivables Subsidiary pursuant to a Board of Directors' resolution set forth in an Officers' Certificate and delivered to the Trustee, (iii) that has total assets at the time of such creation and designation with a book value of $10,000 or less, (iv) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time guaranteed by the Company or any Restricted Subsidiary of the Company, (b) is at any time recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way, other than pursuant to representations and covenants entered into in the ordinary course of business in connection with the sale of accounts receivable to such Accounts Receivable Subsidiary or (c) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations and covenants entered into in the ordinary course of business in connection with sales of accounts receivable, (v) with which neither the Company nor any Restricted Subsidiary of the Company has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business in connection with sales of accounts receivable in accordance with Section 4.18 hereof and fees payable in the ordinary course of business in connection with servicing accounts receivable and (vi) with respect to which neither the Company nor any Restricted Subsidiary of the Company has any obligation (a) to subscribe for additional shares of Capital Stock or other Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

      "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "ADVANCED MEDICAL" means Advanced Medical, Inc., a Delaware corporation and the corporate parent of IMED.

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or, indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

      "AGENT" means the Registrar or any Paying Agent.

      "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of Depository, that apply to such transfer or exchange.

      "ASSET SALE" means (i) the sale, lease, conveyance, or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than (A) in the ordinary course of business or (B) sales of accounts receivables to the Accounts Receivable Subsidiary in accordance with Section 4.18 hereof (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions described in Sections 4.14 or 5.01 hereof, and not by the provisions of Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of clauses (i) and (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $3.0 million, or (b) for net proceeds in excess of $3.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by Section 4.07 and (iv) the sale and leaseback of any assets within 90 days of the acquisition of such assets will not be deemed to be Asset Sales.

      "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

      "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

      "BUSINESS DAY" means any day other than a Legal Holiday.

      "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

      "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however
                                       -2-
designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited).

      "CEDEL" means Cedel Bank, societe anonyme.

      "CHANGE OF CONTROL" means the occurrence of any of the following: (i) any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as defined in Section 13(d) of the Exchange
Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange
Act) other than the Principal and his Related Parties; (ii) the adoption of a plan for the liquidation or dissolution of the Company other than a liquidation or dissolution that results in substantially all of the assets of the Company being held by the corporate parent of the Company; (iii) the Company consolidates with, or merges with or into, another "person" (as defined above) or "group" (as defined above) in a transaction or series of related transactions in which the Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (B) either (1) the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of the outstanding Voting Stock of the Company immediately prior to such transaction own beneficially, directly or indirectly through one or more Subsidiaries, not less than a majority of the total outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction or (2) if, immediately prior to such transaction the Company is a direct or indirect Subsidiary of any other Person (each such other Person, the "Holding Company"), the "beneficial owners" (as defined above) of the outstanding Voting Stock of such Holding Company immediately prior to such transaction own beneficially, directly or indirectly through one or more Subsidiaries, not less than a majority of the outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction; (iv) the consummation of any transaction or series of related transactions (including, without limitation, by way of merger or consolidation) the result of which is that any "person" (as defined above) or "group" (as defined above) other than the Principal and his Related Parties becomes the "beneficial owner" (as defined above) of more than 40% of the voting power of the Voting Stock of the Company or (v) during any consecutive two-year period, the first day on which a majority of the members of the Board of Directors of Parent who were members of the Board of Directors at the beginning of such period are not Continuing Directors.

      "COMMISSION" means the Securities and Exchange Commission.

      "COMPANY" means IMED, as obligor under the Notes, prior to the Merger, whereupon the term shall refer to IVAC Holdings, unless and until a successor replaces IVAC Holdings in accordance with Article 5 hereof, and thereafter includes such successor.

      "CONSOLIDATED EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, PLUS, to the extent deducted in computing Consolidated Net Income, (i) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (ii) Consolidated Interest Expense of such Person for such period, (iii) depreciation and amortization (including amortization of goodwill and other intangibles) and all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, (iv) any extraordinary or non-recurring loss and any net loss realized in connection with either an Asset Sale or the extinguishment of Indebtedness, in each case, on a consolidated basis determined in accordance with GAAP and (v) cash severance, restructuring and transaction costs incurred within one year of the date of the Indenture in connection with the Merger in an amount not to exceed $17.0 million to the extent included in computing Consolidated Net Income.
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Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

      "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, except as set forth in the proviso to this definition, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, net payments, if any, pursuant to Hedging Obligations and imputed interest with respect to Attributable Debt; PROVIDED, HOWEVER, that in no event shall any amortization of deferred financing cost incurred on or prior to the date of the Indenture in connection with the New Credit Facility or any amortization of deferred financing costs incurred in connection with the issuance of the Notes be included in Consolidated Interest Expense).

      "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary thereof in cash, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the cumulative effect of a change in accounting principles shall be excluded, and (iv) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of Net Income is not, at the date of determination, permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary.

      "CONVERTIBLE DEBENTURES" means the 7 1/4% Convertible Subordinated Debentures due 2002 of Advanced Medical issued pursuant to the Indenture, dated as of January 15, 1992, between Advanced Medical and U.S. Trust Company of California, N.A. as in effect on the date of the Indenture.

      "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the relevant Person who (i) was a member of such Board of Directors on the date of the Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, or (iii) became a member of the Board of Directors as a result of the actions of the Principal; PROVIDED that at the time the Principal took any such action, the Principal was the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) in excess of 50% of the Voting Stock of the Company.

      "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

      "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "DEFINITIVE NOTES" means Notes that are in the form of the Notes attached hereto as EXHIBIT A, that do not include the information called for by footnotes 1 and 2 thereof.
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

      "DESIGNATED GUARANTOR SENIOR DEBT" means, with respect to any Guaranteeing Subsidiary, (i) so long as any Indebtedness of such Guaranteeing Subsidiary is outstanding under the New Credit Facility, such Indebtedness, and (ii) thereafter, any other Guarantor Senior Debt permitted under the Indenture the principal amount of which is $50.0 million or more and that has been designated by the Guaranteeing Subsidiary as "Designated Guarantor Senior Debt."

      "DESIGNATED SENIOR DEBT" means (i) so long as any Indebtedness is outstanding under the New Credit Facility, such Indebtedness, and (ii) thereafter, any other Senior Debt permitted under the Indenture the principal amount of which is $50.0 million or more and that has been designated by the Company as "Designated Senior Debt."

      "DEPOSITORY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

      "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, except to the extent such Capital Stock is exchangeable into indebtedness at the option of the issuer thereof and only subject to the terms of any debt instrument to which such issuer is a party), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, or convertible or exchangeable into Indebtedness on or prior to the date on which the Notes mature.

      "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus of not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated "A-3" (or higher) according to Standard & Poor's Ratings Group ("S&P") or "P-2" (or higher) according to Moody's Investor Services, Inc. ("Moody's") or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

      "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

      "EXCESS AMOUNT" means, with respect to any New Credit Facility, the amount by which aggregate payments of principal made thereunder exceed the aggregate payments of principal required to be made through the date of determination, in respect of any term Indebtedness, under the amortization schedule of such New Credit Facility.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

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

      "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

      "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries (other than the Indebtedness under the New Credit Facility) in existence on the date hereof until such amounts are repaid, including, without limitation, the Existing Senior Notes as amended on the date hereof.

      "EXISTING SENIOR NOTES" means the 9 1/4% Senior Notes due 2002 of IVAC Medical Systems.

      "FIXED CHARGES" means, with respect to any Person for any period, the sum of (i) the Consolidated Interest Expense of such Person for such period and (ii) any interest expense on Indebtedness of another Person that is (A) Guaranteed by the referent Person or one of its Restricted Subsidiaries (whether or not such Guarantee is called upon) or (B) secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Lien is called upon); PROVIDED THAT with respect to clause (ii)(B), the amount of Indebtedness (and attributable interest expense) shall be equal to the lesser of (I) the principal amount of the Indebtedness secured by the assets of such Person or one of its Restricted Subsidiaries and (II) the fair market value (as determined by the Board of Directors of such Person and set forth in an Officers' Certificate delivered to the Trustee) of the assets securing such Indebtedness and (iii) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, TIMES (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and shall give pro forma effect to the Indebtedness and the Consolidated EBITDA of the Person which is the subject of any such acquisition, (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

      "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of the Company organized and existing under the laws of any jurisdiction outside of the United States.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Securities and Exchange Commission or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time; PROVIDED, HOWEVER, that

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all reports and other financial information provided by the Company to the
Holders, the Trustee and/or the Commission shall be prepared in accordance with GAAP, as in effect on the date of such report or other financial information.

      "GLOBAL NOTE" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as EXHIBIT A.

      "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

      "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "GUARANTEE OBLIGATIONS" means any principal, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable with respect to the Subsidiary Guarantees.

      "GUARANTEEING SUBSIDIARY" means (i) prior to the Merger, IMED International Trading Corp., (ii) immediately subsequent to the Merger, each of IMED International Trading Corp. and IVAC Overseas Holdings, Inc., (iii) any other Restricted Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with Section 11.05 and (iv) their respective successors and assigns, unless and until any successor replaces any such Guaranteeing Subsidiary in accordance with Article 11 hereof, and thereafter shall mean each such successor.

      "GUARANTOR SENIOR DEBT" means, with respect to each Guaranteeing Subsidiary, all Obligations of such Guaranteeing Subsidiary permitted to be incurred pursuant to the Indenture under or in respect of the New Credit Facility and (ii) any other Indebtedness permitted to be incurred by such Guaranteeing Subsidiary under the terms of the Indenture and any Hedging Obligation permitted to be incurred by such Guaranteeing Subsidiary under the terms of the Indenture, unless the instrument under which the foregoing is incurred expressly provides that such Indebtedness is on parity with or subordinated in right of payment to the Subsidiary Guarantee of such Guaranteeing Subsidiary. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Debt will not include (w) any liability for federal, state, local or other taxes; (x) any Indebtedness of any Guaranteeing Subsidiary to the Company or any Subsidiary of the Company or any of their respective Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

      "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates and (iii) indemnity agreements and arrangements entered into in connection with the agreements and arrangements described in clauses (i) and (ii).

      "HOLDER" means a Person in whose name a Note is registered.

      "INCUR OR INCUR" means, with respect to any Indebtedness (including Acquired Debt), to create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of such Indebtedness (including Acquired Debt); PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an incurrence of Indebtedness, (ii) the issuance of any New Notes in exchange for a like principal amount of Notes shall not be deemed to be an Incurrence of Indebtedness and (iii) the assumption of Indebtedness by the surviving entity of a transaction permitted by Section 11.03(a) hereof or the last sentence of Section 5.01 hereof in existence at the time of such transaction shall not be deemed an incurrence of Indebtedness. The term "incurrence" has corresponding meaning.

      "INDEBTEDNESS" means, with respect to any Person without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or representing any Hedging Obligations if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), the maximum fixed repurchase price of Disqualified Stock issued by such Person and the liquidation preference of preferred stock issued by such Person, in each case if held by any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, and, to the extent not otherwise included, the Guarantee by such Person of any such indebtedness of any other Person.

      "INDENTURE" means this Indenture, as amended or supplemented from time to time.

      "INDIRECT PARTICIPANT" means a Person who holds an interest through a Participant.

      "INITIAL SALE" means the first transaction in which accounts receivable are sold by the Company and/or its Restricted Subsidiaries to an Accounts Receivable Subsidiary.

      "INSTITUTIONAL ACCREDITED INVESTOR" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

      "INSTRUMENT CONTRACT" means any contract or agreement to which the Company or any of its Restricted Subsidiaries is a party pursuant to which the other party to any such contract or agreement acquires on behalf of itself or another party instruments from the Company or such Restricted Subsidiary at no or reduced initial cost by paying a premium (a portion of which is recorded by the Company in accordance with GAAP as interest income) for subsequent purchases of disposable administration sets.

      "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company, or any Restricted Subsidiary of the Company issues Equity Interests, such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale, disposition or issuance equal to the fair market value of the Equity Interests of such Person held by the Company or such Restricted Subsidiary immediately following any such sale, disposition or issuance.

      "IVAC HOLDINGS" means IVAC Holdings, Inc., a Delaware corporation.

      "IVAC MEDICAL SYSTEMS" means IVAC Medical Systems, Inc., a Delaware corporation.

      "IVAC OVERSEAS HOLDINGS" means IVAC Overseas Holdings, Inc., a Delaware corporation.

      "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest).

      "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

      "MARKETABLE SECURITIES" means (i) Government Securities, (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution or any lender under the New Credit Facility, (iii) commercial paper maturing not more than 270 days after the date of acquisition of an issuer (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-3" (or higher) according to Standard & Poor's Corporation or "P-2" (or higher) according to Moody's Investors Services Inc. or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (iv) any bankers acceptances or money market deposit accounts issued by an Eligible Institution and (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

      "MERGER" means (i) the transactions contemplated by the Agreement and Plan of Merger dated as of August 23, 1996, by and among IMED, IMED Merger Sub, Inc. ("IMED Merger Sub"), IVAC Holdings, IVAC Medical Systems and certain stockholders of IVAC Holdings; (ii) the merger of IMED with and into IVAC Holdings; and (iii) the merger of IVAC Medical Systems with and into IVAC Holdings; PROVIDED that each such transaction shall occur on or before the date hereof.

      "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions or (b) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

      "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of Indebtedness (other than long-term Indebtedness of a Restricted Subsidiary of such Person and Indebtedness under the New Credit Facility) secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "NEW CREDIT FACILITY" means that certain credit agreement, dated as of November 26, 1996, by and among the Company, Advanced Medical, Bankers Trust Company, as administration agent and syndication agent, Banque Paribas, as documentation agent and syndication agent, Donaldson, Lufkin & Jenrette Securities Corporation, as syndication agent, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (together with any amendment, modification, renewal, refunding, replacement or refinancing to or of any of the foregoing (collectively a "Modification") or to any Modification, ad infinitum), including, without limitation, any agreement modifying the maturity or amortization schedule of or refinancing or refunding all or any portion of the Indebtedness thereunder or increasing the amount that may be borrowed under such agreement or any successor agreement, whether or not among the same parties.

      "NON-RECOURSE DEBT" means Indebtedness (i) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a Guarantee thereof by the Company or any of its Restricted Subsidiaries if the Company or such Restricted Subsidiary was otherwise permitted to incur such Guarantee pursuant to the Indenture.

      "NOTE CUSTODIAN" means the Trustee, as custodian for the Depository with respect to the Notes in global form, or any successor entity thereto.

      "NOTES" means the Company's 9 3/4% Series A Senior Subordinated Notes due 2006 issued pursuant to this Indenture and 9 3/4% Series B Senior Subordinated Notes due 2006 issued in exchange for 9 3/4% Series A Senior Subordinated Notes due 2006.

      "OBLIGATIONS" means any principal, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "OFFERING MEMORANDUM" means the Offering Memorandum, dated November 19, 1996, relating to the Notes.

      "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, delivered to the Trustee that meets the requirements of Section 13.05 hereof.

      "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "PARENT" means (i) Advanced Medical or (ii) if Advanced Medical ceases to either (i) exist or (ii) beneficially own, directly or indirectly, in excess of 50% of the Capital Stock of the Company, the ultimate corporate parent of the Company that owns all of the outstanding Capital Stock of the Company either directly or through one or more Wholly Owned Subsidiaries or
(iii) if there exists no corporate parent of the Company, the Company.

      "PARTICIPANT" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

      "PERMITTED INVESTMENTS" means (i) Investments in the Company or in a Restricted Subsidiary of the Company (including, without limitation, Guarantees of the Indebtedness and/or other Obligations of the Company and/or any Restricted Subsidiary of the Company, so long as such Indebtedness and/or other Obligations are permitted under the Indenture), (ii) Investments in Marketable Securities, (iii) Investments by the Company or any Restricted Subsidiary of the Company in, or the purchase of the securities of, a Person if, as a result of such Investment, (a) such person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, (iv) Investments in accounts and notes receivable acquired in the ordinary course of business, (v) Investments in connection with the sale of medical instruments pursuant to Instrument Contracts or any leasing of medical instruments in the ordinary course of business, (vi) any non-cash consideration received in connection with an Asset Sale that complies with
Section 4.10 hereof, (vi) Investments in connection with Hedging Obligations permitted to be incurred under Section 4.09 hereof, (vii) loans to employees not to exceed $1,000,000 at any time outstanding, and (viii) Investments in an Accounts Receivable Subsidiary received in consideration of sales of accounts receivable in accordance with Section 4.18 hereof.

      "PERMITTED JUNIOR SECURITIES" means (i) equity securities of Parent and
(ii) debt securities of the Company, that are unsecured, subordinated at least to the same extent as the Notes to Senior Debt of the Company and guarantees of any such debt by any Guaranteeing Subsidiary that are unsecured and subordinated at least to the same extent as the Subsidiary Guarantee of such Guaranteeing Subsidiary to the Senior Debt of such Guaranteeing Subsidiary, as the case may be, and have a final maturity date at least as late as the final maturity date of, and have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Notes.

      "PERMITTED LIENS" means (i) Liens on property of the Company and any Guaranteeing Subsidiary securing (a) Senior Debt and/or (b) Hedging Obligations permitted to be incurred under the Indenture; (ii) Liens in favor of the Company or any of its Restricted Subsidiaries, (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; PROVIDED, that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets of the Company or any Restricted Subsidiary of the Company other than the assets acquired in such merger or consolidation; (iv) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and do not extend to any assets of the Company or any other Restricted Subsidiary of the Company; (v) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor; (vii) Liens existing on the date hereof; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens to secure (A) Indebtedness (including Capital Lease Obligations) permitted by clause (iii) of the second paragraph of Section
4.09 hereof covering only the assets acquired with such Indebtedness or the assets which are the subject of the sale leaseback transaction, as the case may be, and (B) Indebtedness of any Restricted Subsidiary (other than a Guaranteeing Subsidiary) permitted to be incurred by such Restricted Subsidiary pursuant to Section 4.09 hereof; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations not constituting Indebtedness for borrowed money that do not exceed $15.0 million in the aggregate at any one time outstanding; (xi) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under the Indenture; PROVIDED that (a) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (b) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under Section 4.09 hereof; (xii) Liens in favor of the lessee on instruments which are the subject of leases entered into in the ordinary course of business; PROVIDED that any such Lien shall not extend to or cover any assets or property of the Company and its Restricted Subsidiaries that is not the subject of any such lease; (xiii) Liens in favor of the contracting party in instruments which are the subject of Instrument Contracts entered into in the ordinary course of business; PROVIDED that any such Lien shall not extend to or cover any assets or property of the Company and its Restricted Subsidiaries that is not the subject of any such Instrument Contract; and
(xiv) Liens to secure Attributable Debt that is permitted to be incurred pursuant to Section 4.13 hereof; PROVIDED that any such Lien shall not extend to or cover any assets of the Company or any Guaranteeing Subsidiary other than the assets which are the subject of the sale leaseback transaction in which the Attributable Debt is incurred.

      "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);
(ii) such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "PRINCIPAL" means Jeffry M. Picower.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

      "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Notes in the form set forth in Section 2.06(f)(i).

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, by and among IMED, IMED International Trading and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

      "REGULATION S" means Regulation S under the Securities Act.

      "REGULATION S GLOBAL NOTE" means the Global Note bearing the Private Placement Legend that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

      "RELATED PARTY" means, with respect to the Principal, (i) any spouse or immediate family member of the Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (i).

      "REPLACEMENT ASSETS" means (i) a business permitted by Section 4.17 hereof, (ii) a controlling equity interest in any Person engaged in a line of business permitted by Section 4.17 hereof, or (iii) tangible assets, product distribution rights or intellectual property or rights thereto used in a line of business permitted by the Section 4.17 hereof.

      "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Debt or Guarantor Senior Debt.

      "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "RESTRICTED BENEFICIAL INTEREST" means any beneficial interest of a Participant or Indirect Participant in the 144A Global Note or the Regulation S Global Note.

      "RESTRICTED BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

      "RESTRICTED GLOBAL NOTES" means the 144A Global Note and the Regulation S Global Note, each of which shall bear the Private Placement Legend.

      "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

      "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "RIVER DIVESTITURE" means the discontinuance of the operations of River Medical, Inc. ("River") in June 1996.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SENIOR DEBT" means (i) all Obligations of the Company permitted to be incurred pursuant to the Indenture under or in respect of the New Credit Facility and (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture and any Hedging Obligation permitted to be incurred under by the Company the terms of the Indenture, unless the instrument under which the foregoing is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes; (x) any Indebtedness of the Company to any Subsidiary of the Company or any of its Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

      "SERIES A NOTES" means the Company's 9 3/4% Series A Senior Subordinated Notes due 2006 issued pursuant to this Indenture.

      "SERIES B NOTES" means the Company's 9 3/4% Series B Senior Subordinated Notes due 2006 to be issued pursuant to this Indenture (i) in an Exchange Offer (as defined in the Registration Rights Agreement) or (ii) upon the request of any holder of Series A Notes covered by a Shelf Registration Statement (as defined in the Registration Rights Agreement), in exchange for such Series A Notes.

      "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

      "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof); PROVIDED, HOWEVER, that the Accounts Receivable Subsidiary and its Subsidiaries shall not be deemed Subsidiaries of the Company or any of its other Subsidiaries.

      "SUBSIDIARY GUARANTEE" means any guarantee of the Notes by a Guaranteeing Subsidiary.

      "TAX SHARING AGREEMENT" means the tax sharing agreement, dated as of November 26, 1996, between the Company and Advanced Medical as executed on the date of the Indenture.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

      "TRANSFER RESTRICTED SECURITIES" means Notes or beneficial interest therein that bear or are required to bear the Private Placement Legend.

      "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "UNRESTRICTED BENEFICIAL INTEREST" means a beneficial interest of a Participant or an Indirect Participant in the Unrestricted Global Note.

      "UNRESTRICTED GLOBAL NOTES" means one or more Global Notes that do not and are not required to bear the Private Placement Legend.

      "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant from the date of such incurrence). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof and (ii) no Default or Event of Default would be in existence following such designation.

      "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

      "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

      "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

      "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS.

                                          Defined in
          Term                              Section

      "Affiliate Transaction". . . . . . .    4.11
      "Asset Sale Offer" . . . . . . . . .    3.09
      "Change of Control Offer". . . . . .    4.14
      "Change of Control Payment". . . . .    4.14
      "Change of Control Payment Date" . .    4.14
      "Covenant Defeasance". . . . . . . .    8.03
      "Event of Default" . . . . . . . . .    6.01
      "Excess Proceeds". . . . . . . . . .    4.10
      "Legal Defeasance" . . . . . . . . .    8.02
      "Offer Amount" . . . . . . . . . . .    3.09
      "Offer Period" . . . . . . . . . . .    3.09
      "Paying Agent" . . . . . . . . . . .    2.03
      "Private Placement Legend" . . . . .    2.06(f)(i)
      "Purchase Date". . . . . . . . . . .    3.09
      "Registrar". . . . . . . . . . . . .    2.03
      "Restricted Payments". . . . . . . .    4.07

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "INDENTURE SECURITIES" means the Notes;

      "INDENTURE SECURITY HOLDER" means a Holder of a Note;

      "INDENTURE TO BE QUALIFIED" means this Indenture;

      "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

      "OBLIGOR" on the Notes means the Company, each Guaranteeing Subsidiary and any successor obligor upon the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

      Unless the context otherwise requires:

      (a)   a term has the meaning assigned to it;

      (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (c)   "or" is not exclusive;

      (d) words in the singular include the plural, and in the plural include the singular;

      (e)   provisions apply to successive events and transactions;

      (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

      (g) For purposes of making any determination of any amount under any single definition set forth in Section 1.01 hereof, such determination shall be made without double counting of any item; provided that with respect to the definition of "Fixed Charge Coverage Ratio" it shall not be deemed to be double counting if an item is included in the calculation of each of "Consolidated EBITDA" and "Fixed Charges."

SECTION 1.05.  RIVER.

      All calculations made pursuant to this Indenture for any four-quarter period the last day of which is on or prior to December 31, 1997 shall be made on a pro forma basis (i) to exclude the operating results of River for all periods prior to the date hereof and (ii) to exclude any restructuring charges associated with the River Divestiture incurred prior to the date hereof and, in each case, as if such transactions had occurred on September 30, 1995.

                                   ARTICLE 2
                                   THE NOTES

SECTION 2.01.  FORM AND DATING.

      The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guaranteeing Subsidiary and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

       Notes issued in global form shall be substantially in the form of EXHIBIT A attached hereto (including the text referred to in footnotes 1 and
2 thereto).   Notes issued in the form of Definitive Notes shall be
substantially in the form of EXHIBIT A attached hereto (but without the text referred to in footnotes 1 and 2 thereto). Notes offered and sold to QIBs in reliance on Rule 144A and Institutional Accredited Investors shall be issued initially in the form of a 144A Global Note, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Global Note, duly executed by the Company and authenticated by the

Trustee as hereinafter provided. Unrestricted Global Notes representing Unrestricted Beneficial Interests shall be issued initially in accordance with Sections 2.06(a)(iv), 2.06(c)(ii) and 2.06(e), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided.

      The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel shall be applicable to interests in the Regulation S Global Note that are held by the Participants through Euroclear or Cedel.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

      Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Series B Notes for original issuance in exchange for a like principal amount of Series A Notes exchanged in the Exchange Offer or otherwise exchanged for Series A Notes pursuant to the terms of the Registration Rights Agreement. The aggregate principal amount of the Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

      The Trustee may (at the Company's expense) appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

      The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, interest or Liquidated Damages, if any, on the Notes, and shall notify the Trustee of any default by the Company or any Guaranteeing Subsidiary in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.01(vii) and (viii), the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.  LISTS OF HOLDERS OF THE NOTES.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company and/or the Guaranteeing Subsidiaries shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and the Guaranteeing Subsidiaries shall otherwise comply with TIA
Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

      (a)  TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES.
The transfer and exchange of beneficial interests in a Global Note shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depository therefor. Beneficial interests in Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. The Trustee shall have no obligation to ascertain the Depository's compliance with any such restrictions on transfer. Transfers of beneficial interests shall also require compliance with subparagraph (i) below, as well as one or more of the other following subparagraphs as applicable:

      (i) ALL TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS. In connection with all transfers and exchanges of beneficial interests in Global Notes (other than transfers of beneficial interests in a Global Note to Persons who take delivery thereof in the form of a beneficial interest in the same Global
Note), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) instructions given in accordance with the Applicable Procedures from a Participant or an Indirect Participant directing the Depository to credit or cause to be credited a beneficial interest in the specified Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) instructions given in accordance with the Applicable Procedures from a Participant or an Indirect Participant directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged.

      (ii) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME RESTRICTED GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.

      (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in another Restricted Global Note if the Registrar receives the following:

      (A) if the transferee is a QIB that will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof;

      (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (2) thereof; and

      (C) if the transferee is not a QIB and will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver (x) a certificate in the form of EXHIBIT B hereto, including the certification in item (3) thereof, (y) to the extent required by item 3(d) of EXHIBIT B hereto, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such Beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any state of the United States and (z) if the transfer is being made to an Institutional Accredited Investor and effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 under the Securities Act or Rule 904 under the Securities Act, a certificate from the transferee in the form of EXHIBIT C hereto.

      (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be exchanged by the holder thereof for a beneficial interest in the Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Note if:

      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not
   (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

      (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

      (C) any such transfer is effected by a Restricted Broker Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

      (D)  the Registrar receives the following:

         (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in the Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT D hereto, including the certifications in item (1)(a) thereof;

         (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who will take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate in the form of Exhibit B hereto, including the certification in item (4) thereof; and

         (3) in each such case set forth in this paragraph (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such beneficial interest is being exchanged or transferred in compliance with any applicable blue sky securities laws of any state of the United States.

      If any such transfer is effected pursuant to paragraph (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in compliance with
Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to paragraph (B) above.

      (v) NOTATION BY THE TRUSTEE OF TRANSFER OF BENEFICIAL INTERESTS AMONG GLOBAL NOTES. Upon satisfaction of the requirements for transfer of beneficial interests pursuant to clauses (iii) or (iv) above, the Trustee, as Registrar, shall reduce or cause to be reduced the aggregate principal amount of the relevant Global Note from which the beneficial interest is being transferred, and increase or cause to be increased the aggregate principal amount of the Global Note to which the beneficial interest is being transferred, in each case, by the principal amount of the beneficial interest being transferred. No transfer of beneficial interests shall be effected until, and any transferee pursuant thereto shall succeed to the rights of a holder of beneficial interests only when, the Registrar has made appropriate adjustments to the applicable Global Note in accordance with this paragraph.

      (b)  TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

         (i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interests for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

      (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note, a certificate from such holder in the form of EXHIBIT D hereto, including the certifications in item (2)(a) thereof;

      (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

      (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2) thereof;

      (D) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(a) thereof;

      (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
   (B) through (D) above, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(d) thereof, a certificate from the transferee to the effect set forth in EXHIBIT C hereof and, to the extent required by item 3(d) of EXHIBIT B, an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any state of the United States;

      (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(b) thereof; or

      (G) if such beneficial interest is being transferred to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Definitive Notes issued in exchange for a beneficial interest pursuant to this Section 2.06(b) shall be registered in such names and in such authorized denominations as the Holder shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose name such Notes are so registered. Definitive Notes issued in exchange for a beneficial interest pursuant to this Section 2.06(b)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein unless:

      (I) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not
   (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company.

      (II) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

      (III) any such transfer is effected by a Restricted Broker Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

      (IV)  the Registrar receives the following:

         (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT D hereto, including the certifications in item
   (1)(b) thereof; and

         (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who will take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate in the form of EXHIBIT B hereto, including the certifications in item (4) thereof; and

         (3) in each such case set forth in this paragraph (IV), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such beneficial interest is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

   (ii) If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(a)(i), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Definitive Notes issued in exchange for a beneficial interest pursuant to this Section 2.06(b)(ii) shall be registered in such names and in such authorized denominations as the Holder shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Definitive Notes issued in exchange for a beneficial interest pursuant to this Section 2.06(b)(ii) shall not bear the Private Placement Legend and shall not be subject to the restrictions on transfer set forth herein and in the Private Placement Legend.

      (c) TRANSFER OR EXCHANGE OF RESTRICTED DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

   (i) If any holder of Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

     (A) if the holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of EXHIBIT D hereto, including the certifications in item (2)(b) thereof;

      (B) if such Definitive Notes are being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

      (C) if such Definitive Notes are being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2) thereof;

      (D) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(a) thereof;

      (E) if such Definitive Notes are being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(d) thereof, a certificate from the transferee to the effect set forth in EXHIBIT C hereof and, to the extent required by item 3(d) of EXHIBIT B, an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any state of the United States;

      (F) if such Definitive Notes are being transferred to the Company or one of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(b) thereof; or

      (G) if such Definitive Notes are being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Definitive Notes, increase or cause to be increased the aggregate principal amount of, in the case of clauses (B), (D),
(E), (F) and (G) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

   (ii) A holder of Restricted Definitive Notes may exchange such Notes for a beneficial interest in the Unrestricted Global Note or transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Note only:

      (A) if such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Series B Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

      (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

      (C) any such transfer is effected by a Restricted Broker Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

      (D) upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

         (1) if the holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT D hereto, including the certifications in item (1)(c) thereof;

         (2) if the holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate in the form of EXHIBIT B hereto, including the certifications in item (4) thereof; and

         (3) in each such case set forth in this paragraph (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such beneficial interest is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

      If any such transfer is effected pursuant to paragraph (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in compliance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Registered Notes transferred pursuant to paragraph (B) above.

      (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request to register the transfer of the Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Definitive Registered Notes are presented or surrendered for registration of transfer or exchange, are endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing and the Registrar receives the following documentation (all of which may be submitted by facsimile):

         (A) if holder of such Definitive Notes proposes to exchange such Definitive Note for Definitive Notes of other authorized denominations, a certificate from such holder in the form of EXHIBIT D hereto, including the certifications in item 2(c) thereof;

      (B) if such Definitive Notes are being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

      (C) if such Definitive Notes are being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2) thereof;

      (D) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(a) thereof;

      (E) if such Definitive Notes are being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(d) thereof, a certificate from the transferee to the effect set forth in EXHIBIT C hereof and, to the extent required by item 3(d) of EXHIBIT B, an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any state of the United States;

      (F) if such Definitive Notes are being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(b) thereof; or

      (G) if such Definitive Notes are being transferred to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof.

      (e) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the restricted beneficial interests tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Series B Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Definitive Notes that do not bear the Private Placement Legend in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

      (f)  LEGENDS.

      (i) Each Restricted Global Note and, except as permitted by clause (ii) below, each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend (the "Private Placement Legend") in substantially the following form:

   "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED
    IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
    (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
    (3) or (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL), (2) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

      (ii) Notwithstanding the foregoing, any Definitive Notes issued pursuant to Section 2.06(e) shall not bear the Private Placement Legend. In addition, in connection with the transfer or exchange of any Restricted Definitive Notes, if the Registrar receives the following:

      (A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a Definitive Registered Note that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT D hereto, including the certifications in item (1)(d) thereof;

      (B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate in the form of EXHIBIT B hereto, including the certifications in item (4) thereof; and

      (C) in each case set forth in these subparagraphs (A) and (B), an Opinion of counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States, then, upon compliance with the provisions of Section 2.06(d), the Trustee shall authenticate and issue Definitive Notes that do not bear the Private Placement Legend and all restrictions on the transfer of such Definitive Notes shall be rescinded.

      (g) RESTRICTIONS ON TRANSFER AND EXCHANGE OF A GLOBAL NOTE. (i) Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (ii) of this Section 2.06(g)), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. (ii) If at any time:

      (A) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Note and a successor Depository for the Global Note is not appointed by the Company within 90 days after delivery of such notice; or

      (B) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company and the Guaranteeing Subsidiaries shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with
Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note.

      (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes or have been redeemed or repurchased, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for an interest in another Global Note or for Definitive Notes or redeemed or repurchased, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee to reflect such reduction.

      (i)  GENERAL PROVISIONS RELATING TO ALL TRANSFERS AND EXCHANGES.
(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

      (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.14 and 9.05 hereof).

      (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

      (iv) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

      (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

      (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07.  REPLACEMENT NOTES.

      If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING NOTES.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or any Guaranteeing Subsidiary or an Affiliate of the Company or any Guaranteeing Subsidiary holds the Note.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

      If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  TREASURY NOTES.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guaranteeing Subsidiary, or by any Affiliate of the Company or any Guaranteeing Subsidiary shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Responsible Officer of the Trustee has received written notice are so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Company or any Guaranteeing Subsidiary or an Affiliate of the Company or any Guaranteeing Subsidiary pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10.  TEMPORARY NOTES.

      Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall upon receipt of a written order of the Company signed by two Officers authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

      The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered to it for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, it shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section
2.07 hereof, the Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.
 All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it.

SECTION 2.12.  RECORD DATE.

      The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316 (c).

SECTION 2.13.  DEFAULTED INTEREST.

      If the Company or any Guaranteeing Subsidiary defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall fix or cause to be fixed each such special record date and payment date, and shall promptly thereafter, notify the Trustee of any such date. At least fifteen (15) days before the special record date, the Company (or the Trustee, in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.14.  COMPUTATION OF INTEREST.

      Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15.  CUSIP NUMBER.

      The Company in issuing the Notes may use a "CUSIP" number, and if it does so, the trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

SECTION 3.01.  NOTICES TO TRUSTEE.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless a shorter period is acceptable to the Trustee), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

      If the Company is required to make an offer to purchase Notes pursuant to the provisions of Sections 3.09 or 4.14 hereof, it shall furnish to the Trustee, at least 45 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the purchase price, (iv) the principal amount of the Notes to be purchased, (v) the purchase date, and (vi) further setting forth a statement to the effect that (a) the Company or one of its Restricted Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $15.0 million and the amount of such Excess Proceeds or (b) a Change of Control has occurred, as applicable.

SECTION 3.02.  SELECTION OF NOTES TO BE PURCHASED OR REDEEMED.

      If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or by such other method as the Trustee deems fair and appropriate PROVIDED that no Notes with a principal amount of $1,000 or less shall be redeemed in part.

      The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial purchase or redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be purchased or redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

      At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

      The notice shall identify the Notes to be redeemed and shall state:

      (a)   the redemption date;

      (b) the redemption price and accrued interest and Liquidated Damages, if any;

      (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon surrender of the original Note;

      (d)   the name and address of the Paying Agent;

      (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (f) that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption cease to accrue on and after the redemption date;

      (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

      (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price, plus accrued and unpaid interest and Liquidated Damages, if any, to such date. A notice of redemption may not be conditional.

SECTION 3.05.  DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

      On or before 12:00 p.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section
3.09 or 4.14, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company upon its written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of (including any applicable premium), accrued interest on and Liquidated Damages, if any, all Notes to be redeemed or purchased.

      If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, unpaid and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on and after the redemption or purchase date interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a
Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, and Liquidated Damages, if any, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.  NOTES REDEEMED IN PART.

      Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

      Except as set forth in the next paragraph, the Notes shall not be redeemable at the Company's option prior to December 1, 2001. Thereafter, the Notes shall be subject to redemption at the option of the

Company, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

          YEAR                                         PERCENTAGE

          2001 . . . . . . . . . . . . . . . . . . . . . 104.875%
          2002 . . . . . . . . . . . . . . . . . . . . . 103.250%
          2003 . . . . . . . . . . . . . . . . . . . . . 101.625%
          2004 and thereafter. . . . . . . . . . . . . . 100.000%


      Notwithstanding the foregoing, at any time prior to December 1, 1999, the Company on one or more occasions may redeem up to $70.0 million in aggregate principal amount of Notes with any of the net proceeds of one or more public or private offerings of common stock of: (i) Advanced Medical or any other corporate parent of the Company to the extent the net proceeds thereof are contributed to the Company as a capital contribution to common equity or (ii) the Company, in each case, at a redemption price of 109.75% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable date of redemption; PROVIDED that at least $130.0 million in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of each such redemption; PROVIDED, FURTHER, that with respect to any private offering of the common stock (other than of Advanced Medical), such common stock shall be issued at a price no lower than the fair market value thereof, as evidenced by an independent investment banking firm of national standing delivered to the Trustee; and PROVIDED, FURTHER, that any such redemption must occur within 90 days of the date of the closing of such public or private offering.

      Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.  MANDATORY REDEMPTION.

      Except as set forth under the Sections 3.09, 4.10 and 4.14 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS
               PROCEEDS.

      In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below:

      The Asset Sale Offer shall remain open for a period of twenty (20) Business Days after the Commencement Date relating to such Asset Sale Offer, except to the extent that a longer period is required by applicable law (as so extended, the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Sections 3.02 and 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      On the Commencement Date of any Asset Sale Offer, the Company shall send or cause to be sent, by first class mail, a notice to the Trustee and each of the Holders. Such notice, which shall govern the terms of the Asset Sale Offer, shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer and shall state:

      (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

      (b)   the Offer Amount, the purchase price and the Purchase
            Date;

      (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

      (d) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

      (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the close of business on the last day of the Offer Period;

      (f) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the last day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

      (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

      (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered
            (or transferred by book-entry transfer).

      On or before 12:00 p.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued and unpaid interest and Liquidated Damages, if any, thereon, to be held for payment in accordance with the terms of this Section 3.09. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest and

Liquidated Damages, if any, thereon, and the Company shall promptly issue a new Note, and the Trustee, shall authenticate and mail or deliver such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Asset Sale Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.05 and 3.06 hereof.

                            ARTICLE 4
                            COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

      The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. Principal, premium, if any, interest and Liquidated Damages, if any, shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. (New York City time) money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, interest and Liquidated Damages, if any, then due.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

      The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03.  REPORTS.

      Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, from and after the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guaranteeing Subsidiaries have agreed that, for so long as any Notes remain outstanding, they will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company shall at all times comply with TIA Section 314(a).

      The financial information to be distributed to Holders of Notes shall be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, within 120 days after the end of the Company's fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year.

      The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information and if requested by the Company the Trustee will deliver such reports to the Holders under this
Section 4.03.

SECTION 4.04.  COMPLIANCE CERTIFICATE.

      (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture (including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 hereof were computed, which calculations may be based on the Company's latest available financial statements), and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, interest or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, in connection with the year-end financial statements delivered pursuant to Section 4.03 hereof, the Company shall use its best efforts to deliver a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Section 5.01 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of the Company's independent public accountants cannot be obtained, the Company shall deliver an Officer's Certificate certifying that it has used its best efforts to obtain such statements and was unable to do so.

      (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

      The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

      The Company and each Guaranteeing Subsidiary covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guaranteeing Subsidiary (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  RESTRICTED PAYMENTS.

   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution (including in connection with any merger or consolidation) on account of any Equity Interests of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any of its Restricted Subsidiaries or any other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes or a Subsidiary Guarantee, except at the original final maturity thereof or in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

      (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, and

      (b) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (v), (vi), (x) and
            (xii) of the next succeeding paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company from contributions of capital or the issue or sale since the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), PLUS
            (3) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); PROVIDED that no cash proceeds received by the Company from the issue or sale of any Equity Interests issued by the Company will be counted in determining the amount available for Restricted Payments under this clause (b) to the extent such proceeds were used to redeem, repurchase, retire or acquire any Equity Interests of the Company pursuant to clause (ii) of the next succeeding paragraph, to defease, redeem or repurchase any subordinated Indebtedness pursuant to clause (iii) of the next succeeding paragraph or to repurchase, redeem or acquire any Equity Interests of the Company pursuant to clause (iv) of the next succeeding paragraph, and

      (c) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
            Section 4.09 hereof.

   The foregoing provisions will not prohibit any or all of the following (each and all of which (1) constitutes an independent exception to the foregoing provisions and (2) may occur in addition to any action permitted to occur under any other exception): (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (b)(2) of the preceding paragraph; (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (b)(2) of the preceding paragraph; (iv) a Restricted Payment to fund the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Advanced Medical or the Company held by any member of Advanced Medical's, the Company's or any of its Restricted Subsidiaries' management pursuant to any management equity subscription agreement or stock option agreement; PROVIDED that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period (or $3.0 million in any single twelve month period during the term of the Notes) PLUS the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by Advanced Medical or the Company to members of management of Advanced Medical, the Company and its Restricted Subsidiaries and (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction; PROVIDED that the amount in excess of $1.0 million (or $3.0 million, as the case may be) expended for all such repurchases, redemptions and other acquisitions and retirements of Equity Interests pursuant to this clause (iv) in any twelve month period shall be excluded from clause (b)(2) of the preceding paragraph; (v) the payment of dividends (A) by a Restricted Subsidiary on any class of common stock of such Restricted Subsidiary if such dividend is paid PRO RATA to all holders of such class of common stock and (B) by a Guaranteeing Subsidiary on any class of preferred stock issued in compliance with Section 4.09 hereof; (vi) the repurchase of any class of common stock of a Restricted Subsidiary if such repurchase is made PRO RATA with respect to such class of common stock; (vii) the payment of dividends or the making of loans or advances by the Company to Advanced Medical in order to permit the payment by Advanced Medical of interest in respect of the Convertible Debentures in accordance with their terms; (viii) the payment of dividends or the making of loans or advances by the Company to Advanced Medical in order to permit the payment by Advanced Medical of principal in respect of the Convertible Debentures at January 15, 2002 in accordance with their terms if, at the time of such Restricted Payment, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the Section 4.09 hereof; (ix) the payment of dividends or the making of loans or advances by the Company to Advanced Medical not to exceed $1.5 million in any fiscal year for, among other things, costs, expenses and capital expenditures incurred by Advanced Medical in its capacity as a holding company; (x) payments to Advanced Medical pursuant to the Tax Sharing Agreement; (xi) any other Restricted Payment (other than (A) a dividend or other distribution on account of any Equity Interests of the Company or any of its Restricted Subsidiaries and (B) a purchase, redemption or other acquisition of any Equity Interests of the Company, any of its Restricted Subsidiaries or any Affiliate of the Company) if the amount thereof, together with all other Restricted Payments made pursuant to this clause (xi) since the date of the Indenture does not exceed $15.0 million; and (xii) the redemption, repurchase, or other acquisition of Notes.

   The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments shall be deemed to constitute Restricted Investments in an amount equal to the greater of (i) the net book value of such Investments at the time of such designation and (ii) the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

   Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations shall be based upon the Company's latest available financial statements.

SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
               RESTRICTED SUBSIDIARIES.

   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or consensual restriction on the ability of any Restricted Subsidiary to: (i)(A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (B) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness, as in effect on the date of the Indenture; (b) the New Credit Facility as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in the aggregate than those contained in the New Credit Facility as in effect on the date of the Indenture; (c) the Indenture and the Notes; (d) applicable law; (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; PROVIDED that in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred; (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices;
(g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired; (h) Permitted Refinancing Indebtedness; PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced; (i) an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or property or assets of a Restricted Subsidiary; PROVIDED that such restrictions are limited to the Restricted Subsidiary that is the subject of such agreement; or (j) restrictions applicable to any Foreign Subsidiary pursuant to Indebtedness permitted to be incurred pursuant to clause (x) of the second paragraph of Section 4.09 hereof; PROVIDED that such restrictions shall be limited to customary net worth, leverage, cash flow and other financial ratios applicable to such Foreign Subsidiary, customary restrictions on mergers and consolidations involving such Foreign Subsidiary, customary restrictions on transactions with affiliates of such Foreign Subsidiary and customary provisions subordinating the payment of intercompany Indebtedness owed by such Foreign Subsidiary to the Company or any of its Restricted Subsidiaries upon the occurrence of a default in respect of Indebtedness of such Foreign Subsidiary or its Subsidiaries and/or events of insolvency with respect to such Foreign Subsidiary or its Subsidiaries; and PROVIDED FURTHER that in no event shall any Indebtedness incurred by a Foreign Subsidiary prohibit such Foreign Subsidiary from making any dividend or other distribution to the Company or its Restricted Subsidiaries or from otherwise making any loan to the Company or its Restricted Subsidiaries in the absence of a breach by such Foreign Subsidiary of the covenants contained in such Indebtedness.

SECTION 4.09.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
               PREFERRED STOCK.

   The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt) and the Company and any Guaranteeing Subsidiary will not issue any Disqualified Stock and will not permit any of their respective Restricted Subsidiaries that are not Guaranteeing Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company and any Guaranteeing Subsidiary may Incur Indebtedness or issue shares of Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least (x) 2.25 to 1 if such incurrence or issuance occurs on or before December 1, 1999, or (y) 2.5 to 1 if such incurrence or issuance occurs at any time thereafter, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

   The foregoing provisions will not apply to any of the following (each and all of which (1) may be issued or incurred, (2) constitutes an independent exception to the foregoing provisions and (3) may be incurred in addition to any other Indebtedness permitted to be incurred under any other exception):
(i) the incurrence by the Company or any Guaranteeing Subsidiary of Indebtedness and letters of credit pursuant to any New Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company or the relevant Guaranteeing Subsidiary thereunder) in an aggregate principal amount outstanding at any one time not to exceed $265.0 million (A) LESS the aggregate amount of all mandatory repayments (a "Mandatory Repayment") of the principal of any term Indebtedness under the New Credit Facility that have been made since the date of the Indenture pursuant to the amortization schedule of any New Credit Facility (other than any Mandatory Repayment made concurrently with refinancing or refunding of the New Credit Facility), (B) PLUS the Excess Amount and (C) LESS the aggregate amount of all Net Proceeds of Asset Sales applied pursuant to clause (b) or (c) of the first sentence of the second paragraph under Section 4.10 hereof to permanently reduce Indebtedness (and, in the case of revolving Indebtedness, the commitments) under the New Credit Facility or to cash collateralize letters of credit and permanently reduce commitments with respect to revolving Indebtedness under the New Credit Facility; PROVIDED that the amount of Indebtedness permitted to be incurred pursuant to the New Credit Facility in accordance with this clause (i) shall be in addition to any Indebtedness permitted to be incurred pursuant to the New Credit Facility or otherwise in reliance on, and in accordance with, clause (ix) of this paragraph; (ii) the incurrence by the Company and any Guaranteeing Subsidiary of Indebtedness represented by the Notes and any Subsidiary Guarantee; (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (A) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary or (B) in connection with sale and leaseback transactions, in an aggregate principal amount with respect to this clause (iii) not to exceed $20.0 million at any time outstanding; PROVIDED THAT in no event shall the aggregate principal amount of Indebtedness incurred pursuant to clause (iii)(B) exceed $5.0 million at any time outstanding; (iv) Existing Indebtedness; (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture; (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that (a) any subsequent issuance or transfer (other than for security purposes) of Equity Interests and (b) any subsequent sale or other transfer (including for security purposes other than to secure Indebtedness permitted to be incurred pursuant to clause (i) of this paragraph) of such Indebtedness, in each case, that results in any such Indebtedness being held by a Person other than the Company or any of its Restricted Subsidiaries shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, not permitted pursuant to this clause (vi);
(vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging
(a) interest rate risk with respect to any floating rate Indebtedness of such Person so long as such floating rate Indebtedness is permitted by the terms of the Indenture to be outstanding or (b) exchange rate risk with respect to agreements or indebtedness of such Person payable or denominated in a currency other than U.S. dollars; (viii) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; (ix) the incurrence by the Company and any Guaranteeing Subsidiary of Indebtedness in an aggregate principal amount at any time outstanding not to exceed $25.0 million; (x) the incurrence by any Foreign Subsidiary of Indebtedness and letters of credit to fund working capital and capital expenditure requirements (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of such Foreign Subsidiary thereunder) in an aggregate maximum principal amount outstanding at any one time not to exceed $15.0 million; (xi) Obligations in respect of performance and surety bonds provided by the Company or any Guaranteeing Subsidiary in the ordinary course of business; and (xii) the incurrence or issuance by any Restricted Subsidiary of the Company of Indebtedness or preferred stock (in addition to Indebtedness and preferred stock that may be incurred or issued pursuant to any other clause of this paragraph) in an aggregate principal amount not to exceed $1.0 million.

SECTION 4.10.  ASSET SALES.

   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash and/or Marketable Securities; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), will be deemed to be cash for purposes of this provision; PROVIDED FURTHER, that the 75% limitation referred to above shall not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor is equal to or greater than the after-tax net cash proceeds that would have been received by the Company had a transaction involving the same assets complied with the aforementioned 75% limitation but was not structured with the same tax benefits as the actual transaction, as certified in an Officers' Certificate.

   Within 367 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply such Net Proceeds (a) to permanently reduce long-term Indebtedness of a Restricted Subsidiary that is not a Guaranteeing Subsidiary, (b) to permanently reduce Senior Debt (and, in the case of revolving Indebtedness, to permanently reduce the commitments) of the Company or any Guaranteeing Subsidiary, (c) to cash collateralize letters of credit under the New Credit Facility and concurrently therewith permanently reduce commitments under the New Credit Facility by an amount equal to the Net Proceeds applied to such cash collateralization (PROVIDED that any such cash collateral released to the Company and/or its Restricted Subsidiaries upon the expiration of such letters of credit is applied in accordance with clause (a), (b) or (d) of this sentence not later than the last to occur of (i) 367 days after the original receipt of such Net Proceeds and (ii) 90 days after such release), or (d) to an investment in another business, the making of a capital expenditure or the acquisition of other tangible assets, product distribution rights or intellectual property or rights thereto, in each case, in a line of business permitted by Section 4.17 hereof. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph shall be deemed to constitute, "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or any Restricted Subsidiary may use any remaining Excess Proceeds for any purpose not prohibited under this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the

Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      Notwithstanding the two immediately preceding paragraphs, the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration received in connection with such Asset Sale constitutes Replacement Assets or a combination of Replacement Assets and cash and (ii) such Asset Sale is for fair market value (which, in the case of any Replacement Assets the fair market value of which exceeds $3.0 million, will be evidenced by the opinion of an accounting, appraisal or investment banking firm of national standing delivered to the Trustee); PROVIDED that any Net Proceeds in the form of cash received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated pursuant to this paragraph shall be subject to the provisions of the immediately preceding paragraph.

      An Asset Sale Offer shall be made pursuant to the provisions of Section
3.09 hereof. No later than the date which is five (5) Business Days after the date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall notify the Trustee of such Asset Sale Offer in accordance with Section 3.09 hereof and commence or cause to be commenced the Asset Sale Offer on a date no later than fifteen (15) Business Days after such notice (the "Commencement Date").

      The Asset Sale Offer shall be made by the Company in compliance with all applicable laws, including, without limitation, Rule 14e-1 under the Exchange Act and the rules thereunder, to the extent applicable, and all other applicable federal and state securities laws.

   SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and (ii) if such Affiliate Transaction involves aggregate payments in excess of $5.0 million, the Company delivers to the Trustee a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors of the Company; PROVIDED, HOWEVER, that (a) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, (b) transactions between or among the Company and/or its Restricted Subsidiaries,
(c) payment of employee benefits, including bonuses, retirement plans and stock options and director fees in the ordinary course of business, (d) Restricted Payments permitted by the provisions of this Indenture described above under clauses (i), (iv), (v), (vi), (vii), (viii), (ix) and (x) of the second paragraph of Section 4.07 hereof, and (e) transactions permitted by the provisions of Section 4.18 hereof, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12.  LIENS.

   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) securing any Obligations on any property or asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, unless the Notes and the Subsidiary Guarantees, as applicable, are either (i) secured by a Lien on such property, assets, income or profits that if such other Obligations are subordinated in right of payment to the Notes and/or the Subsidiary Guarantees, that is senior in priority to the Lien securing such other Obligations or (ii) equally and ratably secured by a Lien on such property, assets, income or profits with the Lien securing such other Obligations if such other Obligations are PARI PASSU in right of payment to the Notes and/or the Subsidiary Guarantees.

SECTION 4.13.  SALE AND LEASEBACK TRANSACTIONS.

   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company and any Guaranteeing Subsidiary may enter into a sale and leaseback transaction if (i) the Company or such Guaranteeing Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to (A) the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof and/or (B) clause (iii)(B) of Section 4.09 hereof (as limited by the proviso to such clause), and (ii) the Lien to secure such Indebtedness does not extend to or cover any assets of the Company or such Guaranteeing Subsidiary other than the assets which are the subject of the sale leaseback transaction, (iii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iv) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, Section 4.10 hereof.

SECTION 4.14.  OFFER TO PURCHASE UPON CHANGE OF CONTROL.

   Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:

      (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered will be accepted for payment;

      (2)   the purchase price and the purchase date (the "CHANGE
            OF CONTROL PAYMENT DATE"), which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

      (3) that any Note not properly tendered will continue to accrue interest;

      (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest, and Liquidated Damages, if any, after the Change of Control Payment Date;

      (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry, to the Paying Agent at the address specified in the notice not later than the close of business on the Change of Control Payment Date;

      (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

      (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry), which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

      (8) the circumstances and material facts regarding such Change of Control (including, but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control, and information regarding the Person or Persons acquiring control).

   On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Prior to being required to comply with the provisions of this Section 4.14, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this
Section 4.14. The Company shall publicly announce in a newspaper of national circulation or in a press release provided to a nationally recognized financial wire service the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

   The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable.

   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

SECTION 4.15.  CORPORATE EXISTENCE.

      Subject to Section 4.14 and Article 5 hereof, as the case may be, the Company and each of the Guaranteeing Subsidiaries shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.16.  ANTI-LAYERING.

   The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to any Senior Debt and
(b) senior in any respect in right of payment to the Notes; and no Guaranteeing Subsidiary shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to its Senior Debt and (b) senior in any respect in right of payment to its Subsidiary Guarantee.

SECTION 4.17.  LINE OF BUSINESS.

   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any line of business other than (i) the same or a similar line of business as the Company and its Restricted Subsidiaries are engaged in on the date of this Indenture and (ii) such business activities as are complementary to or are incidental, ancillary or related to the foregoing.

SECTION 4.18.  SALES OF ACCOUNTS RECEIVABLE.

   The Company may, and any of its Restricted Subsidiaries may, sell at any time and from time to time, all of their respective accounts receivable to an Accounts Receivable Subsidiary; PROVIDED that (i) the cash received in each such sale is not less than 90% of the aggregate face value of the receivables sold and the remainder of the consideration received in each such sale is a promissory note (a "Promissory Note") which is subordinated to no Indebtedness or obligation other than the financial institution or other entity providing the financing to the Accounts Receivable Subsidiary with respect to such accounts receivable (a "Financier"); PROVIDED FURTHER that the Initial Sale will include all eligible accounts receivable of the Company and/or its Restricted Subsidiaries that will be party to such arrangements in existence on the date of the Initial Sale, (ii) the cash proceeds received from the Initial Sale less reasonable and customary transaction costs will be deemed to be Net Proceeds and will be applied in accordance with the second paragraph of
Section 4.10 hereof; and (iii) the Company and its Restricted Subsidiaries will sell their accounts receivable to the Accounts Receivable Subsidiary no less frequently than on a weekly basis.

   The Company (i) shall not permit any Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Company or any of its Restricted Subsidiaries to any other person except on an arms-length basis and solely for consideration in the form of cash or Marketable Securities, (ii) shall not permit the Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase, financing and sale of accounts receivable of the Company and its Restricted Subsidiaries and activities incidental thereto, (iii) shall not permit any Accounts Receivable Subsidiary to incur Indebtedness in an amount in excess of the book value of such Accounts Receivable Subsidiary's total assets, as determined in accordance with GAAP, (iv) shall, at least as frequently as monthly, cause the Accounts Receivable Subsidiary to remit to the Company as payment on the Promissory Notes, all available cash or Marketable Securities not held in a collection account pledged to a Financier, to the extent not applied to pay or maintain reserves for reasonable operating expenses of the Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements and (v) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to any Accounts Receivable Subsidiary upon (1) the occurrence of a Default with respect to the Company and its Restricted Subsidiaries and (2) the occurrence of any event specified in Section 6.01(vii) or
(viii) (without giving effect to any grace periods specified therein) with respect to such Accounts Receivable Subsidiary.


SECTION 4.19.  PERMITTED TRANSACTIONS.

   Notwithstanding anything in this Indenture to the contrary, the Company and its Restricted Subsidiaries shall be permitted to consummate the following transactions on the date hereof or, in the case of clause (vii), on the first Business Day following the date hereof, in each case, as contemplated in the Offering
Memorandum: (i) the merger of IMED Merger Sub with and into IVAC Holdings, (ii) the merger of IMED with and into IVAC Holdings,
(iii) the merger of IVAC Medical Systems with and into IVAC Holdings, (iv) the consummation of the tender offer and consent solicitation for the Existing Senior Notes (and any incurrence of Indebtedness that may be deemed to occur if and to the extent that any such Indebtedness is not purchased after such tender offer), (v) the entering into of the New Credit Facility, (vi) the repayment of the 13.2% Junior Subordinated Notes due 2006 of IVAC Holdings, (vi) the repayment of Indebtedness of each of IMED, IVAC Holdings and IVAC Medical Systems on the date of the Indenture, (vii) the payment to the holders of options to acquire common stock of IVAC Holdings in respect of such options in accordance with the Merger Agreement and (viii) all related transactions contemplated in the Offering Memorandum and the payment of fees and expenses in connection with the foregoing.

SECTION 4.20.  DOCUMENTS TO BE EXECUTED UPON CONSUMMATION OF
MERGER.

      Immediately subsequent to the Merger, (a) IVAC Holdings shall execute and deliver to the Trustee an assumption agreement substantially in the form of EXHIBIT F hereto pursuant to which it shall assume all the Obligations of IMED under the Notes and this Indenture and (b) IVAC Overseas Holdings shall execute and deliver to the Trustee a supplemental indenture substantially in the form of EXHIBIT G hereto pursuant to which it shall become a Guaranteeing Subsidiary.


                            ARTICLE 5
                           SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

      The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; and (iv) the Company or the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof. The foregoing will not prohibit a consolidation or merger between the Company and a Wholly Owned Restricted Subsidiary, the transfer of all or substantially all of the properties or assets of the Company to a Wholly Owned Restricted Subsidiary or the transfer of all or substantially all of the properties or assets of a Wholly Owned Restricted Subsidiary to the Company; PROVIDED that if the Company is not the surviving entity of such transaction or to the Person to which such transfer is made, the surviving entity or the Person to which such transfer is made shall comply with clause (ii) of this paragraph.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with
Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, that, (i) solely for the purposes of computing Consolidated Net Income for purposes of clause (b) of the first paragraph of Section 4.07 hereof, the Consolidated Net Income of any person other than the Company and its Restricted Subsidiaries shall be included only for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets; and (ii) in the case of any sale, assignment, transfer, lease, conveyance, or other disposition of less than all of the assets of the predecessor Company, the predecessor Company shall not be released or discharged from the obligation to pay the principal of or interest on the Notes.


                           ARTICLE 6
                     DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

      Each of the following constitutes an "Event of Default":

      (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, with respect to the Notes (whether or not prohibited by Article 10 or Article 12 hereof);

      (ii) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise (whether or not prohibited by Article 10 or Article 12 hereof);

      (iii) failure by the Company or any Guaranteeing Subsidiary for 30 days after receipt of notice from the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions described under Sections 4.07, 4.09, 4.10, 4.13, 4.14, 4.18 or
               5.01 hereof;

      (iv)     failure by the Company or any Guaranteeing
               Subsidiary for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with its other agreements in this Indenture or the Notes;

      (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of their respective Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of their respective Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default (A) (i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness due to be paid, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been accelerated as a result of any matter contemplated in clause
               (v)(A)(i) or (v)(A)(ii), aggregates $15.0 million or more;

      (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (to the extent not covered by insurance and as to which the insurer has not acknowledged coverage in writing) aggregating in excess of $15.0 million, which judgments are not paid, fully bonded, discharged or stayed within 60 days after their entry;

      (vii) the Company or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

            (i)   commences a voluntary case,

            (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

            (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

            (iv) makes a general assignment for the benefit of its creditors, or

            (v) admits in writing its inability generally to pay its debts as the same become due;

     (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i) is for relief against the Company or any Restricted Subsidiary that is a Significant
            Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary of the Company in an involuntary case in which it is the debtor,

            (ii) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary of the Company, or

            (iii) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant
            Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary of the Company,

            and the order or decree contemplated in clauses (i),
            (ii) or (iii), remains unstayed and in effect for 60 consecutive days; or

       (ix) the termination of the Subsidiary Guarantee(s) of either a Guaranteeing Subsidiary that is a Significant
            Subsidiary or group of Guaranteeing Subsidiaries that together constitute a Significant Subsidiary for any reason not permitted by the Indenture, or the denial of any

            Person acting on behalf of any such Guaranteeing
            Subsidiary or group of Guaranteeing Subsidiaries of its Obligations under any such Subsidiary Guarantee(s).

      To the extent that the last day of the period referred to in clauses (i), (iii), (iv) or (vi) of the immediately preceding paragraph is not a Business Day, then the first Business Day following such day shall be deemed to be the last day of the period referred to in such clauses. Any "day" will be deemed to end as of 11:59 p.m., New York City time.

SECTION 6.02.   ACCELERATION.

      If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (vii) and (viii) of
Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the unpaid principal of, premium, if any, accrued and unpaid interest and Liquidated Damages, if any, on all the Notes to be due and payable by notice in writing to the Company (and the Trustee, if given by the Holders) specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Facility or five (5) Business Days after receipt by the Company and the Representative under the New Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default with respect to the Company specified in clauses (vii) or
(viii) of Section 6.01 hereof occurs, all outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03.   OTHER REMEDIES.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.   WAIVER OF PAST DEFAULTS.

      Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for Notes) by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.   Control by Majority.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

SECTION 6.06.   LIMITATION ON SUITS.

      A Holder of a Note may pursue a remedy with respect to this Indenture, the Subsidiary Guarantees or the Notes only if:

      (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

      (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest, and Liquidated Damages, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.   COLLECTION SUIT BY TRUSTEE.

      If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorgan-ization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.   PRIORITIES.

      If the Trustee collects any money pursuant to this Article
6, it shall pay out the money in the following order:

      FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

      SECOND:  to holders of Senior Debt and Guarantor Senior
Debt to the extent required by Article 10 or 12 hereof;

      THIRD: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, respectively;

      FOURTH:  without duplication, to the Holders for any other
Obligations owing to the Holders under this Indenture and the Notes; and

      FIFTH: to the Company, the Guaranteeing Subsidiaries or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.   Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                           ARTICLE 7
                            TRUSTEE

SECTION 7.01.   DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing of which it has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b)   Except during the continuance of an Event of Default:


            (i) the duties of the Trustee shall be determined
                solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of
                paragraph (b) of this Section 7.01;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and
            (c) of this Section 7.01.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.   RIGHTS OF TRUSTEE.

      (a) The Trustee may conclusively rely on the truth of the statements and correctness of the opinions contained in, and shall be protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee's own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guaranteeing Subsidiary shall be sufficient if signed by an Officer of the Company or Guaranteeing Subsidiary, as applicable.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

      The Trustee in its individual or any other capacity may become the owner of Notes and may otherwise deal with the Company, the Guaranteeing Subsidiaries or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and
7.11 hereof.

SECTION 7.04.   TRUSTEE'S DISCLAIMER.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Subsidiary Guarantees or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.   NOTICE OF DEFAULTS.

      If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note pursuant to Section 6.01(i) or (ii) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

      Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA -section- 313(a) (but if no event described in TIA -section- 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA -section- 313(b). The Trustee shall also transmit by mail all reports as required by TIA -section- 313(c).

      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Company has informed the Trustee in writing the Notes are listed in accordance with TIA -section- 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.07.   COMPENSATION AND INDEMNITY.

      The Company and the Guaranteeing Subsidiaries shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company and the Guaranteeing Subsidiaries shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guaranteeing Subsidiaries (including this Section 7.07) and defending itself against any claim
(whether asserted by the Company, the Guaranteeing Subsidiaries or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company and the Guaranteeing
Subsidiaries promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Guaranteeing Subsidiaries shall not relieve the Company and the Guaranteeing Subsidiaries of its obligations hereunder. The Company and the Guaranteeing Subsidiaries shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guaranteeing Subsidiaries shall pay the reasonable fees and expenses of such counsel. The Company and the Guaranteeing Subsidiaries need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The obligations of the Company and the Guaranteeing
Subsidiaries under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

      To secure the Company's and the Guaranteeing Subsidiaries' payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest and Liquidated Damages, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA
-section- 313(b)(2) to the extent applicable.

SECTION 7.08.   REPLACEMENT OF TRUSTEE.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (a)   the Trustee fails to comply with Section 7.10 hereof;


      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a Custodian or public officer takes charge of the Trustee or its property; or

      (d)   the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

      If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent.

SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA -section- 310(a)(1), (2) and (5). The Trustee is subject to TIA -section- 310(b).

SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE
                COMPANY.

      The Trustee is subject to TIA -section- 311(a), excluding any creditor relationship listed in TIA -section- 311(b). A Trustee who has resigned or been removed shall be subject to TIA -section- 311(a) to the extent indicated therein.


                            ARTICLE 8
            LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                DEFEASANCE.

      The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Subsidiary Guarantees upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.   LEGAL DEFEASANCE AND DISCHARGE.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each Guaranteeing Subsidiary shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and each Guaranteeing Subsidiary shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Subsidiary Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due or on the redemption date, as the case may be, from the trust referred to in Section 8.04(a), (b) the Company's obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee including without limitation thereunder Section 7.07, 8.05 and 8.07 hereunder and the Company's obligations in connection therewith and (d) the provisions of this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.   COVENANT DEFEASANCE.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Guaranteeing Subsidiary shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 3.09, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17,
4.18, 5.01 and 11.01 hereof with respect to the outstanding Notes and Subsidiary Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and Subsidiary Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes and Subsidiary Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company, its Subsidiaries or any Guaranteeing Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(i) through 6.01(vi) and Section 6.01(ix) hereof shall not constitute Events of Default.

SECTION 8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

      The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes and Subsidiary Guarantees:

      In order to exercise either Legal Defeasance or Covenant
Defeasance:

      (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, (i) cash in United States dollars, (ii) non-callable Government Securities which through the scheduled payment of principal, premium, if any, interest and Liquidated Damages, if any, in respect thereof in accordance with their terms will provide, not later than one day before the due date of payment, cash in United States dollars in an amount, or (iii) a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

      (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

      (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 6.01(vii) and (viii) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

      (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

      (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

      (i) the Trustee shall have received such other documents and assurances as the Trustee shall have reasonably required.

SECTION 8.05.   DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE
                HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

      Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to
Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to
Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.   REPAYMENT TO THE COMPANY.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

                                                                        EX 10.2E


SECTION 8.07. REINSTATEMENT.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guaranteeing Subsidiaries under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF THE NOTES.

      Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes the Company, the Guaranteeing Subsidiaries and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes:

      (a)   to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

      (c) to provide for the assumption of the Company's or a Guaranteeing Subsidiary's obligations to the Holders of the Notes in the case of a merger, transfer of assets or consolidation pursuant to Article 5 or Article 11 hereof;

      (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

      (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

      (f)   to allow any Guaranteeing Subsidiary to guarantee the Notes; or

      (g) to effect the assumption by IVAC Holdings required by Section 4.20 hereof and in connection with the supplemental indenture required to be delivered by IVAC Overseas Holdings pursuant to Section 4.20 hereof.

      Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guaranteeing Subsidiaries in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

      Except as provided below in this Section 9.02, this Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and, subject to Sections 6.02,
6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with or a tender offer or exchange offer for the Notes).

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.06 hereof, the Trustee shall join with the Company and the Guaranteeing Subsidiaries in the execution of such amended or supplemental Indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

      It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

      Subject to Sections 6.02, 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company or the Guaranteeing Subsidiaries with any provision of this Indenture, the Notes or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment, or waiver may not (with respect to any Note or Subsidiary Guarantee held by a non-consenting Holder):

      (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

      (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes or any Change of Control Offer;

      (c) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Notes;

      (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

      (e)   make any Note payable in money other than that stated in the Notes;

      (f)   make any change in Section 6.04 or 6.07 hereof;

      (g)   waive a redemption or repurchase payment with respect to any Note;

      (h) make any change in the foregoing amendment and waiver provisions of this Article 9; or

      (i) except as provided in Sections 8.02, 8.03 and 11.04 hereof, release any of the Guaranteeing Subsidiaries from their obligations under the Subsidiary Guarantees or make any change in the Subsidiary Guarantees that would adversely affect the Holders.

   Notwithstanding the foregoing, Sections 3.09 and 4.10 may be amended or supplemented only with the consent of the Holders of at least two-thirds in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). In addition, any amendment to the provisions of Article 10 or Article 12 of this Indenture shall require the consent of the Holders of at least 75% in aggregate amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) if such amendment would adversely affect the rights of the Holders of Notes.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

      Every amendment or supplement to this Indenture, the Subsidiary Guarantees or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

      The Company may, but shall not be obligated to, fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished for the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Company shall designate.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

      The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In signing or refusing to sign any amended or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Guaranteeing Subsidiaries in accordance with its terms.

                           ARTICLE 10
                          SUBORDINATION

SECTION 10.01. AGREEMENT TO SUBORDINATE.

      The Company agrees, and each Holder by accepting a Note agrees, that all Obligations on the Notes shall be subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Marketable Securities of all Senior Debt, whether outstanding on the date hereof or thereafter incurred.

SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

      Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

      (a) the holders of Senior Debt will be entitled to receive payment in full in cash or Marketable Securities of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is in an allowed claim under applicable law) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive (i) Permitted Junior Securities and any other Permitted Junior Securities issued in exchange for any Permitted Junior Securities and (ii) payments and other distributions made from the defeasance trust created pursuant to Article 8 hereof); and

      (b) until all Obligations with respect to Senior Debt are paid in full in cash or Marketable Securities, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive (i) Permitted Junior Securities and any other Permitted Junior Securities issued in exchange for any Permitted Junior Securities and (ii) payments and other distributions made from the defeasance trust created pursuant to Article 8 hereof).

SECTION 10.03. DEFAULT ON DESIGNATED SENIOR DEBT.

   The Company also may not make any payment upon or in respect of the Notes (except that Holders of Notes may receive (i) Permitted Junior Securities and any other Permitted Junior Securities issued in exchange for any Permitted Junior Securities and (ii) payments and other distributions made from the defeasance trust created pursuant to Article 8 hereof) if:

   (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing; or

   (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from a Representative with respect to such Designated
         Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 10.03 unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior
         Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

   The Company may and shall resume payments on the Notes:

      (a) in the case of a payment default described in clause (i) above, upon the date on which such default is cured or waived, and

      (b) in case of a nonpayment default described in clause (ii) above, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

SECTION 10.04. ACCELERATION OF NOTES.

      If payment of the Notes is accelerated because of an Event of Default, the Company shall provide the names of the Representatives of the Senior Debt to the Trustee and the Trustee shall promptly notify such Representatives of Senior Debt of the acceleration.

SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER.

      In the event that the Trustee receives any payment of any Obligations with respect to the Notes at a time when the Trustee has actual knowledge that such payment is prohibited by Section 10.02 or 10.03 hereof, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request to, the holders of Senior Debt as their interest may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their interest may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

      In the event that any Holder receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited by
Section 10.02 or 10.03 hereof, such payment shall be held by such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request to, the holders of Senior Debt as their interest may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their interest may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

      With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06. NOTICE BY COMPANY.

      The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

SECTION 10.07. SUBROGATION.

      After all Senior Debt is paid in full in cash or Marketable Securities and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Senior Debt.

SECTION 10.08. RELATIVE RIGHTS.

      This Article 10 defines the relative rights of the Holders and holders of Senior Debt. Nothing in this Indenture shall:

      (i) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

      (ii) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

      (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

      If the Company fails because of this Article 10 to pay principal of, premium, if any, interest or Liquidated Damages, if any, on a Note on the due date, the failure is nevertheless a Default or an Event of Default.

SECTION 10.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

      No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be prejudiced or impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

      Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

      Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

      Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice that the payment of any Obligations with respect to the Notes would violate this Article 10, PROVIDED that this
Section 10.11 shall not limit or modify the rights of holders of Senior Debt to recover any such payments from the Holders of the Notes pursuant to Sections 10.02, 10.03 and/or 10.05. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

      The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION.

      Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative of Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13. AMENDMENTS.

      Any amendment to the provisions of this Article 10 shall require the consent of the Holders of at least 75% in aggregate amount of Notes then outstanding if such amendment would adversely affect the rights of the Holders of Notes.

                                   ARTICLE 11
                               GUARANTEE OF NOTES

SECTION 11.01. SUBSIDIARY GUARANTEE.

      Subject to Section 11.06 hereof, each of the Guaranteeing Subsidiaries hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes and the Obligations of the Company hereunder and thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise.
Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guaranteeing Subsidiaries will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the Obligations of the Guaranteeing Subsidiaries hereunder in the same manner and to the same extent as the Obligations of the Company. The Guaranteeing Subsidiaries hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guaranteeing Subsidiary. Each Guaranteeing Subsidiary hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guaranteeing Subsidiaries, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guaranteeing Subsidiaries, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guaranteeing Subsidiary agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. Each Guaranteeing Subsidiary further agrees that, as between the Guaranteeing Subsidiaries, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiaries for the purpose of this Subsidiary Guarantee. The Guaranteeing Subsidiaries shall have the right to seek contribution from any non-paying Guaranteeing Subsidiary so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

SECTION 11.02. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE

      To evidence its Subsidiary Guarantee set forth in Section 11.01, each Guaranteeing Subsidiary hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of EXHIBIT E shall be endorsed by an Officer of such Guaranteeing Subsidiary on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guaranteeing Subsidiary, by manual or facsimile signature, by an Officer of such Guaranteeing Subsidiary.

      Each Guaranteeing Subsidiary hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

      If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guaranteeing Subsidiaries.

SECTION 11.03. GUARANTEEING SUBSIDIARIES MAY CONSOLIDATE, ETC., ON CERTAIN
               TERMS

      (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Guaranteeing Subsidiary and another Guaranteeing Subsidiary or a merger between a Guaranteeing Subsidiary and the Company.

      (b) Except as provided in Section 11.03(a) hereof or in a transaction referred to in Section 11.04 hereof, no Guaranteeing Subsidiary may consolidate with or merge with or into (whether or not such Guaranteeing Subsidiary is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guaranteeing Subsidiary, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to another corporation, Person or entity unless: (i) subject to the provisions of Section 11.04, the Person formed by or surviving any such consolidation or merger (if other than such Guaranteeing Subsidiary) assumes all the obligations of such Guaranteeing Subsidiary pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in the Form of EXHIBIT H hereto, under the Notes and the Indenture;
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio set forth in Section
4.09 hereof.

      (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of EXHIBIT H hereto, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guaranteeing Subsidiary, such successor Person shall succeed to and be substituted for the Guaranteeing Subsidiary with the same effect as if it had been named herein as a Guaranteeing Subsidiary; PROVIDED that, solely for purposes of computing Consolidated Net Income for purposes of clause (b) of the first paragraph of Section 4.07 hereof, the Consolidated Net Income of any Person other than the Company and its Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All of the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

SECTION 11.04. RELEASES FOLLOWING SALE OF ASSETS.

      Concurrently with any sale of assets (including, if applicable, all of the Capital Stock of any Guaranteeing Subsidiary), any Liens in favor of the Trustee in the assets sold thereby shall be released; PROVIDED that, in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. If the assets sold in such sale or other disposition include all or substantially all of the assets of any Guaranteeing Subsidiary or all of the Capital Stock of any Guaranteeing Subsidiary, then such Guaranteeing Subsidiary (in the event of a sale or other disposition of all of the Capital Stock of such Guaranteeing Subsidiary) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Guaranteeing Subsidiary) shall be released from and relieved of its Obligations under its Subsidiary Guarantee or Section 11.03 hereof, as the case may be; PROVIDED that (i) in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof and (ii) the Company is in compliance with all other provisions of this Indenture applicable to such disposition. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guaranteeing Subsidiary from its Obligation under its Subsidiary Guarantee. Any Guaranteeing Subsidiary not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes and for the other Obligations of such Guaranteeing Subsidiary under the Indenture as provided in this Article 11.

SECTION 11.05. ADDITIONAL GUARANTEEING SUBSIDIARIES.

   Any Person that was not a Guaranteeing Subsidiary on the date of this Indenture may become a Guaranteeing Subsidiary by executing and delivering to the Trustee (a) a supplemental indenture in substantially the form of EXHIBIT H, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors rights', fraudulent transfers, public policy and equitable principles as may be acceptable to the Trustee in its discretion).

SECTION 11.06. LIMITATION ON GUARANTEEING SUBSIDIARY LIABILITY.

   For purposes hereof, each Guaranteeing Subsidiary's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Guaranteeing Subsidiary "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left such Guaranteeing Subsidiary with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; PROVIDED that, it will be a presumption in any lawsuit or other proceeding in which a Guaranteeing Subsidiary is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guaranteeing Subsidiary, or debtor in possession or trustee in bankruptcy of the

Guaranteeing Subsidiary, otherwise proves in such a lawsuit that the aggregate liability of the Guaranteeing Subsidiary is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Guaranteeing Subsidiary in accordance with the previous sentence, the right of such Guaranteeing Subsidiary to contribution from other Guaranteeing Subsidiaries, and any other rights such Guaranteeing Subsidiary may have, contractual or otherwise, shall be taken into account.

SECTION 11.07. "TRUSTEE" TO INCLUDE PAYING AGENT.

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

                           ARTICLE 12
              SUBORDINATION OF SUBSIDIARY GUARANTEE

SECTION 12.01. AGREEMENT TO SUBORDINATE.

      The Guaranteeing Subsidiaries agree, and each Holder by accepting a Note agrees, that all Guarantee Obligations, shall be subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash or Marketable Securities of all Guarantor Senior Debt, whether outstanding on the date hereof or thereafter incurred.

SECTION 12.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

      Upon any distribution to creditors of any Guaranteeing Subsidiary in a liquidation or dissolution of such Guaranteeing Subsidiary or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guaranteeing Subsidiary or its property, an assignment for the benefit of creditors or any marshalling of such Guaranteeing Subsidiary's assets and liabilities:

      (a) the holders of Guarantor Senior Debt of such Guaranteeing Subsidiary will be entitled to receive payment in full in cash or Marketable Securities of all Obligations due in respect of such Guarantor Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Debt, whether or not such interest is in an allowed claim under applicable law) before the Holders of Notes will be entitled to receive any payment under the Subsidiary Guarantee of such Guaranteeing Subsidiary; and

      (b) until all Obligations with respect to Guarantor Senior Debt of any Guaranteeing Subsidiary are paid in full in cash or Marketable Securities, any distribution under the Subsidiary Guarantee of such Guaranteeing Subsidiary to which the Holders of Notes would be entitled shall be made by such Guaranteeing Subsidiary to the holders of Guarantor Senior Debt of such Guaranteeing Subsidiary (except that Holders of Notes may receive (i) Permitted Junior Securities and any other Permitted Junior Securities issued in exchange for any Permitted Junior Securities and (ii) payments and other distributions made from the defeasance trust created pursuant to Article 8 hereof).

SECTION 12.03. DEFAULT ON DESIGNATED GUARANTOR SENIOR DEBT.

   No Guaranteeing Subsidiary may make any payment upon or in respect of such Guaranteeing Subsidiary's Subsidiary Guarantee (except that Holders of Notes may receive (i) Permitted Junior Securities and any other Permitted Junior Securities issued in exchange for any Permitted Junior Securities and (ii) payments and other distributions made from the defeasance trust created pursuant to Article 8 hereof) if:

   (i) a default in the payment of the principal of, premium, if any, or interest on Designated Guarantor Senior Debt of such Guaranteeing Subsidiary occurs and is continuing; or

   (ii) any other default occurs and is continuing with respect to Designated Guarantor Senior Debt of such Guaranteeing Subsidiary that permits holders of such Designated Guarantor Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from a Representative with respect to such Designated Guarantor Senior
         Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 12.03 unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes and the Subsidiary Guarantee that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

   Such Guaranteeing Subsidiary may and shall resume payments on its Subsidiary Guarantee:

      (a) in the case of a payment default described in clause (i) above, upon the date on which such default is cured or waived, and

      (b) in case of a nonpayment default described in clause (ii) above, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Guarantor Senior Debt of such Guaranteeing Subsidiary has been accelerated.

SECTION 12.04. ACCELERATION OF NOTES.

      If payment of the Notes is accelerated because of an Event of Default, the Guaranteeing Subsidiary shall provide the names of the Representatives of the Guarantor Senior Debt to the Trustee and the Trustee shall promptly notify such Representatives of Guarantor Senior Debt of the acceleration.

SECTION 12.05. WHEN DISTRIBUTION MUST BE PAID OVER.

      In the event that the Trustee receives any payment of any Guarantee Obligations with respect to a Guaranteeing Subsidiary at a time when the Trustee has actual knowledge that such payment is prohibited by Section 12.02 or 12.03 hereof, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request to, the holders of Guarantor Senior Debt of such Guaranteeing Subsidiary as their interest may appear or their Representative under the indenture or other agreement (if any) pursuant to which such Guarantor Senior Debt may have been issued, as their interest may appear, for application to the payment of all Obligations with respect to such

Guarantor Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Debt.

      In the event that any Holder receives any payment of any Guarantee Obligations of a Guaranteeing Subsidiary at a time when such payment is prohibited by Section 12.02 or 12.03 hereof, such payment shall be held by such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request to, the holders of Guarantor Senior Debt of such Guaranteeing Subsidiary as their interest may appear or their Representative under the indenture or other agreement (if any) pursuant to which such Guarantor Senior Debt may have been issued, as their interest may appear, for application to the payment of all Obligations with respect to such Guarantor Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Debt.

      With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Guaranteeing Subsidiaries or any other Person money or assets to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article 12, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 12.06. NOTICE BY GUARANTEEING SUBSIDIARY.

      Each Guaranteeing Subsidiary shall promptly notify the Trustee and the Paying Agent of any facts known to such Guaranteeing Subsidiary that would cause a payment of any Guarantee Obligations to violate this Article 12, but failure to give such notice shall not affect the subordination of the Subsidiary Guarantees to the Guarantor Senior Debt as provided in this
Article 12.

SECTION 12.07. SUBROGATION.

      After all Guarantor Senior Debt is paid in full in cash or Marketable Securities and until the Subsidiary Guarantees are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Subsidiary Guarantees) to the rights of holders of Guarantor Senior Debt to receive distributions applicable to Guarantor Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Guarantor Senior Debt. A distribution made under this Article 12 to holders of Guarantor Senior Debt that otherwise would have been made to Holders is not, as between the Guaranteeing Subsidiaries and Holders, a payment by the Guaranteeing Subsidiaries on the Guarantor Senior Debt.

SECTION 12.08. RELATIVE RIGHTS.

      This Article 12 defines the relative rights of the Holders and holders of Guarantor Senior Debt. Nothing in this Indenture shall:

      (i) impair, as between the Guaranteeing Subsidiaries and the Holders, the obligation of the Guaranteeing Subsidiaries, which is absolute and unconditional, to pay principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes in accordance with the terms of the Subsidiary Guarantees;

      (ii) affect the relative rights of Holders and creditors of the Guaranteeing Subsidiaries other than their rights in relation to holders of Guarantor Senior Debt; or

      (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders and owners of Guarantor Senior Debt to receive distributions and payments otherwise payable to Holders.

      If any Guaranteeing Subsidiary fails because of this Article 12 to pay its Guarantee Obligations in accordance with its Subsidiary Guarantee on the due date, the failure is nevertheless a Default or an Event of Default.

SECTION 12.09. SUBORDINATION MAY NOT BE IMPAIRED BY GUARANTEEING SUBSIDIARY.

      No right of any holder of Guarantor Senior Debt to enforce the subordination of the Guarantee Obligations shall be prejudiced or impaired by any act or failure to act by the Guaranteeing Subsidiaries or any Holder or by the failure of the Guaranteeing Subsidiaries or any Holder to comply with this Indenture.

SECTION 12.10. DISTRIBUTION OR NOTICE TO REPRESENTITIVE.

      Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Debt, the distribution may be made and the notice given to their Representative.

      Upon any payment or distribution of assets of a Guaranteeing Subsidiary referred to in this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Guarantor Senior Debt and other Indebtedness of such Guaranteeing Subsidiary, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

      Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Subsidiary Guarantees, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice that the payment of any Obligations with respect to the Subsidiary Guarantees would violate this
Article 12. Only the Guaranteeing Subsidiaries or a Representative may give the notice. Nothing in this Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

      The Trustee in its individual or any other capacity may hold Guarantor Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 12.12. AUTHORIZATION TO EFFECT SUBORDINATION.

      Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 12, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative of Designated Guarantor Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 12.13. AMENDMENTS.

      Any amendment to the provisions of this Article 12 shall require the consent of the Holders of at least 75% in aggregate amount of Notes then outstanding if such amendment would adversely affect the rights of the Holders of Notes.

                           ARTICLE 13
                          MISCELLANEOUS

SECTION 13.01. TRUST INDENTURE ACT CONTROLS.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 13.02. NOTICES.

      Any notice or communication by the Company, any Guaranteeing Subsidiary or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company or any Guaranteeing Subsidiary:

         IMED Corporation
         10221 Wateridge Circle
         San Diego, CA 92121
         Telecopy:  (619) 458-6217
         Attention:  Chief Financial Officer

           With a copy to:

                Gordon Altman Butowsky Weitzen Shalov & Wein
                114 West 47th Street
                New York, New York 10036-1510
                Attention:  Keith L. Schaitkin, Esq.

           If to the Trustee:

                United States Trust Company of New York
                114 West 47th Street, 15th Floor
                New York, New York 10036
                Telecopier No.: (212) 852-1625
                Attention:  Corporate Trust Administration


     The Company, any Guaranteeing Subsidiary or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA
Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company or any Guaranteeing Subsidiary to the Trustee to take any action under this Indenture, the Company or such Guaranteeing Subsidiary shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06.  RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

     No director, officer, employee, incorporator or stockholder of the Company or any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company under the Notes, any Subsidiary Guarantee, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and any Subsidiary Guarantee. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a wavier is against public policy.

SECTION 13.08.  GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SUBSIDIARY GUARANTEES AND THE NOTES.

SECTION 13.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidi-aries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.  SUCCESSORS.

     All agreements of the Company and the Guaranteeing Subsidiaries in this Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 13.11.  SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12.  COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13.  TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of November 26, 1996          IMED CORPORATION

                                           By:
                                               -------------------------------
                                           Name:
                                           Title:


Dated as of November 26, 1996          IMED INTERNATIONAL TRADING CORP.

                                           By:
                                               -------------------------------
                                           Name:
                                           Title:


Dated as of November 26, 1996          UNITED STATES TRUST COMPANY
                                           OF NEW YORK

                                           By:
                                               -------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT A
                                (Face of Note)

              9 3/4% Series [A/B] Senior Subordinated Notes due 2006

     No.                                                       $_______________
     CUSIP NO.  __________

                               IMED CORPORATION

     promises to pay to _____________________________________

     or registered assigns,

     the principal sum of ___________ Dollars

     $________, as increased or decreased as set forth on the schedule hereto,

     on _______, 2006.

     Interest Payment Dates:  June 1 and December 1, of each year, commencing
       June 1, 1997.

     Record Dates:  May 15 and November 15


     Dated: __________, 1996

                                       IMED CORPORATION

                                       By:
                                          -------------------------------
                                           Name:
                                           Title:

                                       By:
                                          -------------------------------
                                           Name:
                                           Title:

Trustee's Certificate of Authentication

This is one of the
Notes referred to in the
within-mentioned Indenture:

United States Trust Company of New York, as Trustee

By:
   -------------------------------

                                (Back of Note)
           9 3/4% Series [A/B] Senior Subordinated Notes due 2006

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

          [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
     SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR
     (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL), (2) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR
     (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.]



-----------------------------
(1) This paragraph should be included if the Note is issued in global form.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. IMED Corporation, a Delaware corporation, or its successor (the "Company"), promises to pay interest on the principal amount of this Note at the rate of 9 3/4% per annum and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages in United States dollars (except as otherwise provided herein) semi-annually in arrears on June 1 and December 1, commencing on June 1, 1997, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2.  METHOD OF PAYMENT.  The Company will pay interest on the Notes
         (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment
         Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section
         2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; PROVIDED that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of November 26, 1996 ("Indenture") between the Company, the Guaranteeing Subsidiary and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.
         Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured Obligations of the Company limited to

         $200,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium, if any, interest or Liquidated Damages, if any, on outstanding Notes as set forth in Paragraph 2 hereof.

     5.  OPTIONAL REDEMPTION.

              Except as set forth in the next paragraph, the Notes shall not be redeemable at the Company's option prior to December 1, 2001. Thereafter, the Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below together with accrued and unpaid interest and any Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

              Year                                       Percentage
              ----                                       ----------
              2001. . . . . . . . . . . . . . . . . . . . .104.875%
              2002. . . . . . . . . . . . . . . . . . . . .103.250%
              2003. . . . . . . . . . . . . . . . . . . . .101.625%
              2004 and thereafter . . . . . . . . . . . . .100.000%

              Notwithstanding the foregoing, at any time prior to December 1, 1999, the Company on one or more occasions may redeem up to $70.0 million in aggregate principal amount of Notes with any of the net proceeds of one or more public or private offerings of common stock of: (i) Advanced Medical or any other corporate parent of the Company to the extent the net proceeds thereof are contributed to the Company as a capital contribution to common equity or (ii) the Company, in each case, at a redemption price of 109.75% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable date of redemption; PROVIDED that at least $130.0 million in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of each such redemption; PROVIDED, FURTHER, that with respect to any private offering of the common stock (other than of Advanced Medical), such common stock shall be issued at a price no lower than the fair market value thereof, as evidenced by an independent investment banking firm of national standing delivered to the Trustee; and PROVIDED, FURTHER, that any such redemption must occur within 90 days of the date of the closing of such public or private offering.

              Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of Section 3.01 through 3.06 thereof.

     6.  MANDATORY REDEMPTION.

         Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7.  REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase.

              Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

         (b) When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of principal amount thereof, plus accrued and unpaid interest, and Liquidated Damages, if any, thereon to the date of purchase in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or any Restricted Subsidiary may use any remaining Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis.

         (c) Holders of the Notes that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

     8.  NOTICE OF REDEMPTION.  Notice of redemption shall be mailed at least
         30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, ceases to accrue on the Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. SUBORDINATION. Each Holder by accepting a Note agrees that the payment of principal of, premium and Liquidated Damages, if any, and interest on each Note is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full of all Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and the subordination is for the benefit of the holders of Senior Debt.

     11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture, the Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the

         Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

             Without the consent of any Holder of Notes, the Company, the Guaranteeing Subsidiaries and the Trustee may amend or supplement the Indenture, the Subsidiary Guarantees or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guaranteeing Subsidiary's obligations to Holders of the Notes in case of a merger, transfer of assets or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Guaranteeing Subsidiary to guarantee the Notes.

         SECTIONS 3.09 AND 4.10 of the Indenture may only be amended or supplemented with the consent of the Holders of at least two-thirds in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). In addition, any amendment to the provisions of Article 10 or
         Article 12 of the Indenture shall require the consent of the Holders of at least 75% in aggregate amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) if such amendment would adversely affect the rights of the Holders of Notes.

     13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, with respect to the Notes (whether or not prohibited by Article 10 and Article 12 of the Indenture); (ii) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise (whether or not prohibited by Article 10 and Article 12 of the Indenture); (iii) failure by the Company or any Guaranteeing Subsidiary for 30 days after receipt of notice from the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions described in Sections 4.07, 4.09, 4.10, 4.13, 4.14, 4.18 or 5.01 of the Indenture; (iv) failure by the Company or any Guaranteeing Subsidiary for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of their respective Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of their respective Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (A) (i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and
         (B) in each case, the principal amount of any such Indebtedness due to be paid, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been accelerated as a result of any matter contemplated in clause (v)(A)(i) or (v)(A)(ii), aggregates $15.0 million or more; (vi) failure by the Company or any of its respective Restricted Subsidiaries to pay final judgments (to the extent not covered by insurance and as to which the insurer has not acknowledged coverage in writing) aggregating in excess of $15.0 million, which judgments are not paid, fully bonded, discharged or stayed within 60 days after their entry; (vii) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or group of Restricted Subsidiaries of the Company that, together, would constitute a Significant Subsidiary; and (viii) the termination of the Subsidiary Guarantee(s) of either a Guaranteeing Subsidiary that is a Significant Subsidiary or group of Guaranteeing Subsidiaries that together constitute a Significant Subsidiary for any reason not permitted by the Indenture, or the denial of any Person acting on behalf of any such Guaranteeing Subsidiary or group of Guaranteeing Subsidiaries of its Obligations under any such Subsidiary Guarantee(s). If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice") and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Facility or 5 Business Days after receipt by the Company and the Representative under the New Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or principal of, the Notes. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or Liquidated Damages, if any) if it determines that withholding notice is in such Holders' interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

     14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Company or any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company under the Notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and any Subsidiary Guarantee. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. Additional Rights of Holders of Transfer Restricted
         Securities. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of the date hereof, among the Company, the Guaranteeing Subsidiary and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

     IMED Corporation
     10221 Wateridge Circle
     San Diego, CA 92121
     Telecopy:  (619) 458-6217
     Attention:  Chief Financial Officer

                                ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------
Date:
      -----------------------

                                Your Signature:
                                               -----------------------
                                               (Sign exactly as your name
                                               appears on the face of this Note)

Signature Guarantee.

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

     / / Section 4.10           / / Section 4.14

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $___________

Date:                                Your Signature:
      -----------------------                       -----------------------
                                                    (Sign exactly as your name
                                                    appears on the Note)

                                     Tax Identification No.:
                                                            ---------------

Signature Guarantee.

                       SCHEDULE OF EXCHANGES OF NOTES(2)

THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL NOTE FOR OTHER
NOTES HAVE BEEN MADE:


----------------------------------------------------------------------------------------------------------------------------
Date of Exchange   Amount of decrease in      Amount of increase in      Principal Amount of this   Signature of authorized
                   Principal Amount of this   Principal Amount of this   Global Note following      officer of Trustee or
                   Global Note                Global Note                such decrease (or          Note Custodian
                                                                         increase)
----------------------------------------------------------------------------------------------------------------------------





-----------------------------
(2) THIS SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.

                                                                      EXHIBIT B

                           FORM OF CERTIFICATE OF TRANSFER



United States Trust Company
 of New York
114 West 47th Street
15th Floor
New York, New York  10036
Attention:  Corporate Trust Administration

           Reference is hereby made to the Indenture, dated as of November 26, 1996 (the "INDENTURE"), between IMED Corporation, as issuer, IMED International Trading Corp. and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           ___________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_______ in such Note[s] or interests (the "TRANSFER"), to ____________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                           [CHECK ALL THAT APPLY]

1. / /     CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN
THE 144A GLOBAL NOTE OR DEFINITIVE NOTES PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interests or Definitive Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interests or Definitive Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. / /     CHECK IF TRANSFEREE WILL TAKE DELIVERY OF BENEFICIAL INTERESTS IN
THE REGULATION S GLOBAL NOTE OR DEFINITIVE NOTES PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. In addition, if the Transfer is being effected prior to expiration of the

"restricted period" (as defined in Regulation S under the Securities Act) and the Transferee is a dealer, as defined in Section 2(12) of the Securities Act, or a person receiving a selling concession, fee or other remuneration in respect of the Notes or beneficial interest therein transferred, the Transferor hereby represents and agrees that (i) neither the Transferor nor any person acting on his behalf knows that the Transferee of the Notes or beneficial interests therein is a U.S. person and (ii) if the Transferor or any person acting on its behalf knows that the Transferee is a dealer, as defined in Section 2(12) of the Securities Act, or is a person receiving a selling concession, fee or other remuneration in respect of the Notes or beneficial interests therein sold, the Transferor or person acting on its behalf has sent to the Transferee a confirmation or other notice stating that the Notes and any beneficial interest therein may be offered and sold during the "restricted period" only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration of the Notes under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. / /     CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF BENEFICIAL
INTERESTS IN THE 144A GLOBAL NOTE OR DEFINITIVE NOTES PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Definitive Notes bearing the Private Placement Legend and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

   (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

   (b) / / such Transfer is being effected to the Company or a subsidiary thereof;

                                      or

   (c) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                      or

   (d) / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Definitive Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by
(x) if such Transfer is in respect of a principal amount of Notes at the time of Transfer of $100,000 or more, a certificate executed by the Transferee in the form of Exhibit C to the Indenture, or (y) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000,
(1) a certificate executed by the Transferee in the form of Exhibit C to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Notes will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. / /     CHECK IF TRANSFEREE WILL TAKE DELIVERY OF BENEFICIAL INTERESTS IN
THE UNRESTRICTED GLOBAL NOTE OR IN DEFINITIVE NOTES THAT DO NOT BEAR THE PRIVATE PLACEMENT LEGEND.

   (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interests or Definitive Notes will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Definitive Notes bearing the Private Placement Legend and in the Indenture.

   (b) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interests or Definitive Notes will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Definitive Notes bearing the Private Placement Legend and in the Indenture.

           This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                        ------------------------------
                         [Insert Name of Transferor]

                        By:
                           ---------------------------
                           Name:
                           Title:


Dated:               ,
       --------------  ----

                         FORM OF ANNEX A TO CERTIFICATE
                                   OF TRANSFER


1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) or (b)]

     (a) / /   Beneficial Interests in the

         (i)     / /  144A Global Note (CUSIP _____), or

         (ii)    / /  Regulation S Global Note (CUSIP _____), or

     (b) / /   Definitive Note.

2.   That the Transferee will hold:

                                    [CHECK ONE]

     (a)  / /  Beneficial Interests in the:

         (i)     / /   144A Global Note (CUSIP _____), or

         (ii)    / /   Regulation S Global Note (CUSIP _____), or

         (iii)   / /   Unrestricted Global Note (CUSIP _____), or

     (b) / /   Restricted Definitive Notes;

     (c) / /   Definitive Notes that do not bear the Private Placement Legend;

in accordance with the terms of this Indenture.

                                                                      EXHIBIT C

                               FORM OF CERTIFICATE FROM
                      ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR



United States Trust Company
  of New York
114 West 47th Street
15th Floor
New York, New York  10036
Attention:  Corporate Trust Administration

           Reference is hereby made to the Indenture, dated as of November 26, 1996 (the "INDENTURE"), between IMED Corporation, as issuer, IMED International Trading Corp. and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           In connection with our proposed purchase of $__________ aggregate principal amount of:

     (a)   / /   Beneficial interests, or

     (b)   / /   Definitive Notes,

we confirm that:

           1. We understand that any subsequent transfer of the Notes of any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT").

           2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, (A) we will do so only (1)(a) to a person who the Seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 of the Securities Act, (d) to an institutional `Accredited Investor' (as defined in Rule 501(a)(1), (2),
(3) or (7) of the Securities Act (an `Institutional Accredited Investor')) that, prior to such transfer, furnishes the Trustee a signed letter to the effect set forth herein and, if such transfer is in respect of an aggregate principal amount of Notes less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act or (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel), (2) to the Company or any of its subsidiaries or (3) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) we will, and each subsequent holder will be required to, notify any purchaser from it of the security evidenced hereby of the resale restrictions set forth in (A) above."

           3. We understand that, on any proposed resale of the Notes or beneficial interests, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

           4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

           5. We are acquiring the Notes or beneficial interests therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

           6. We are not acquiring the Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any State of the United States.

           You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                        ------------------------------
                        [Insert Name of Accredited
                        Investor]

                        By:
                           ---------------------------
                           Name:
                           Title:


Dated:               ,
       --------------  ----

                                                                      EXHIBIT D

                          FORM OF CERTIFICATE OF EXCHANGE



United States Trust Company
  of New York
114 West 47th Street
15th Floor
New York, New York  10036
Attention:  Corporate Trust Administration

           Reference is hereby made to the Indenture, dated as of November 26, 1996 (the "INDENTURE"), between IMED Corporation, as issuer, IMED International Trading Corp. and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR RESTRICTED BENEFICIAL INTERESTS FOR DEFINITIVE NOTES THAT DO NOT BEAR THE PRIVATE PLACEMENT LEGEND OR UNRESTRICTED BENEFICIAL INTERESTS

a. / / CHECK IF EXCHANGE IS FROM RESTRICTED BENEFICIAL INTEREST TO UNRESTRICTED BENEFICIAL INTEREST. In connection with the Exchange of the Holder's Restricted Beneficial Interest for Unrestricted Beneficial Interests in an equal principal amount, the Holder hereby certifies (i) the Unrestricted Beneficial Interests are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Beneficial Interests are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b. / / CHECK IF EXCHANGE IS FROM RESTRICTED BENEFICIAL INTEREST TO DEFINITIVE NOTES THAT DO NOT BEAR THE PRIVATE PLACEMENT LEGEND. In connection with the Exchange of the Holder's Restricted Beneficial Interests for Definitive Notes that do not bear the Private Placement Legend, the Holder hereby certifies (i) the Definitive Notes are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Notes are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c. / / CHECK IF EXCHANGE IS FROM DEFINITIVE NOTES TO UNRESTRICTED BENEFICIAL INTERESTS. In connection with the Holder's Exchange of Definitive Notes for Unrestricted Beneficial Interests, (i) the Unrestricted Beneficial Interests are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Beneficial Interests are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d. / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTES TO DEFINITIVE NOTES THAT DO NOT BEAR THE PRIVATE PLACEMENT LEGEND. In connection with the Holder's Exchange of a Restricted Definitive Note for Definitive Notes that do not bear the Private Placement Legend, the Holder hereby certifies (i) the Definitive Notes that do not bear the Private Placement Legend are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Definitive Notes and pursuant to and in accordance with the Securities Act,
(iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Notes are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR RESTRICTED BENEFICIAL INTERESTS FOR RESTRICTED DEFINITIVE NOTES OR RESTRICTED BENEFICIAL INTERESTS

a. / / CHECK IF EXCHANGE IS FROM RESTRICTED BENEFICIAL INTERESTS TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Holder's Restricted Beneficial Interest for Definitive Notes with an equal principal amount, (i) the Definitive Notes are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the United States Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange, in accordance with the terms of the Indenture, the Definitive Notes issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

b. / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS. In connection with the Exchange of the Holder's Restricted Definitive Registered Note for Restricted Beneficial Interests in the
[CHECK ONE] / / 144A Global Note, / / Regulation S Global Note, with an equal principal amount, (i) the Definitive Notes are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed
Exchange in accordance with the terms of the Indenture, the Definitive Notes issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

c. / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES OF OTHER AUTHORIZED DENOMINATIONS. In connection with the Exchange of the Holder's Restricted Definitive Notes for Definitive Notes of other authorized denominations with an equal aggregate principal amount, (i) the Definitive Notes are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the United States Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange, in accordance with the terms of the Indenture, the Definitive Notes issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

           This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                        ------------------------------
                        [Insert Name of Holder]

                        By:
                           ---------------------------
                           Name:
                           Title:


Dated:               ,
       --------------  ----

                                   EXHIBIT E

                              SUBSIDIARY GUARANTEE

     Subject to Section 11.06 of the Indenture, each Guaranteeing Subsidiary hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company under the Notes or under the Indenture, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise.
 Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guaranteeing Subsidiaries will be jointly and severally obligated to pay the same immediately.

     The obligations of the Guaranteeing Subsidiaries to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 and Article 12 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of Articles 11 and 12 of the Indenture are incorporated herein by reference. This Subsidiary Guarantee is subject to release as and to the extent provided in Section 11.04 of the Indenture. The obligations of the Guaranteeing Subsidiaries to the Holders and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly subordinated to the extent set forth in Article 12 of the Indenture and reference is hereby made to such Indenture for the precise terms of such subordination.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guaranteeing Subsidiary and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     For purposes hereof, each Guaranteeing Subsidiaries' liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Guaranteeing Subsidiary "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left such Guaranteeing Subsidiary with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; PROVIDED that, it will be a presumption in any lawsuit or other proceeding in which a Guaranteeing Subsidiary is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guaranteeing Subsidiary, or debtor in possession or trustee in bankruptcy of such Guaranteeing Subsidiary, otherwise proves in such a lawsuit that the aggregate liability of the Guaranteeing Subsidiary is limited to the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guaranteeing Subsidiary in accordance with the previous sentence, the right of such Guaranteeing Subsidiary to contribution from other Guaranteeing Subsidiaries and any other rights such Guaranteeing Subsidiary may have, contractual or otherwise, shall be taken into account.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                       [GUARANTEEING SUBSIDIARY]


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT F

                      FORM OF INDENTURE ASSUMPTION AGREEMENT


           INDENTURE ASSUMPTION AGREEMENT (this "Agreement"), dated as of November 26, 1996, between IVAC Holdings, Inc., a Delaware corporation (the "Company"), and United States Trust Company of New York, a New York banking corporation and trust company, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

           WHEREAS, IMED Corporation, a Delaware corporation ("IMED"), has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of the date hereof, providing for the issuance of $200,000,000 aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2006 (the "Notes") of IMED;

           WHEREAS, IMED has been merged with and into the Company;

           WHEREAS, pursuant to Section 4.20 of the Indenture, the Company is required to execute and deliver this Agreement concurrently with such merger;

           WHEREAS, pursuant to Section 9.01 of the Indenture the Trustee is authorized to execute and deliver this Agreement; and

           NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

           1. ASSUMPTION. The Company hereby assumes all of the obligations of IMED under the Indenture and the Notes and, hereafter, shall be deemed the "Company" for all purposes under the Indenture and the Notes.

           2. NEW YORK LAW TO GOVERN. The internal law of the State of New York, without regard to the choice of law rules thereof, shall govern and be used to construe this Agreement.

           3. COUNTERPARTS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

           4. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.


                       [Signatures on following page]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the date first above written.


Dated: November 26, 1996               IVAC HOLDINGS, INC.


                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:



Dated: November 26, 1996               UNITED STATES TRUST COMPANY OF NEW YORK
                                       as Trustee


                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT G

                          FORM OF SUPPLEMENTAL INDENTURE


     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of November 26, 1996 between IVAC Overseas Holdings Inc. ("IVAC Overseas Holdings"), a subsidiary of IVAC Holdings, Inc. (as successor to IMED Corporation), a Delaware corporation (the "Company"), and United States Trust Company of New York, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of November 26, 1996, providing for the issuance of an aggregate principal amount of $200,000,000 of 9 3/4% Senior Subordinated Notes due 2006 (the "Notes");

     WHEREAS, Section 4.20 of the Indenture provides that the Company is required to cause IVAC Overseas Holding to execute and deliver to the Trustee a supplemental indenture pursuant to which IVAC Overseas Holding shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, IVAC Overseas Holdings and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO SUBSIDIARY GUARANTEE. IVAC Overseas Holdings hereby agrees, jointly and severally with all other Guaranteeing Subsidiaries, to guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 and Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture.

     3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.
 Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

     5. COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated: November 26, 1996               IVAC OVERSEAS HOLDINGS, INC.


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


Dated: November 26, 1996               UNITED STATES TRUST COMPANY OF NEW YORK
                                          as Trustee


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT H

                        FORM OF SUPPLEMENTAL INDENTURE


     Supplemental Indenture (this "Supplemental Indenture"), dated as of _______ __, 1996 between Guaranteeing Subsidiary (the "New Guaranteeing Subsidiary"), a subsidiary of IVAC Holdings, Inc. (as successor to IMED Corporation), a Delaware corporation (the "Company"), and United States Trust Company of New York, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                              W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of November 26, 1996, providing for the issuance of an aggregate principal amount of $200,000,000 of 9 3/4% Senior Subordinated Notes due 2006 (the "Notes");

     WHEREAS, Section 11.05 of the Indenture provides that under certain circumstances the Company may cause, and Section 11.03 of the Indenture provides that under certain circumstances the Company must cause, certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO SUBSIDIARY GUARANTEE. The New Guaranteeing Subsidiary hereby agrees, jointly and severally with all other Guaranteeing Subsidiaries, to guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 and Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture.

     3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.
 Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

     5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Guaranteeing Subsidiary.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ________________               [NAME OF NEW GUARANTEEING SUBSIDIARY]


                                       By: ____________________________
                                       Name:
                                       Title:



Dated: ________________                UNITED STATES TRUST COMPANY OF NEW YORK
                                       as Trustee


                                        By: ____________________________
                                        Name:
                                        Title:

                                                                 EXECUTION COPY

_______________________________________________________________________________
_______________________________________________________________________________







                               IMED CORPORATION


                       IMED INTERNATIONAL TRADING CORP.

                               _________________

                             SERIES A AND SERIES B

                                  $200,000,000

                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2006

                               _________________



                                   INDENTURE

                         Dated as of November 26, 1996
                                _________________

                                _________________

                      UNITED STATES TRUST COMPANY OF NEW YORK
                                _________________

                                     Trustee

_______________________________________________________________________________
_______________________________________________________________________________

                            CROSS-REFERENCE TABLE*

TRUST INDENTURE
  ACT SECTION                                                 INDENTURE SECTION

310 (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .            7.10
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .            7.10
    (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . .            7.10
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.03; 7.10
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
311 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.11
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.11
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
312 (a). . . . . . . . . . . . . . . . . . . . . . . . . . . .            2.05
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . .           13.03
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .           13.03
313 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.06
    (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .      7.06; 7.07
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.06;13.02
    (d). . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.06
314 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.03;13.05
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .           13.04
    (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .           13.04
    (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (d). . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . .           13.05
    (f). . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
315 (a). . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.01
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.05,13.02
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.01
    (d). . . . . . . . . . . . . . . . . . . . . . . . . . . .            7.01
    (e). . . . . . . . . . . . . . . . . . . . . . . . . . . .            6.11
316 (a)(last sentence) . . . . . . . . . . . . . . . . . . . .            2.09
    (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . . .            6.05
    (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . .            6.04
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .            6.07
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
317 (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .            6.08
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .            6.09
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .            2.04
318 (a). . . . . . . . . . . . . . . . . . . . . . . . . . . .           13.01
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
    (c). . . . . . . . . . . . . . . . . . . . . . . . . . . .           13.01
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                          PAGE


                                   ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                 BY REFERENCE


Section 1.01.   Definitions . . . . . . . . . . . . . . . . . . . . . . .  1
Section 1.02.   Other Definitions . . . . . . . . . . . . . . . . . . . . 16
Section 1.03.   Incorporation by Reference of Trust Indenture Act . . . . 16
Section 1.04.   Rules of Construction . . . . . . . . . . . . . . . . . . 17
Section 1.05.   River . . . . . . . . . . . . . . . . . . . . . . . . . . 17

                                   ARTICLE 2
                                   THE NOTES

Section 2.01.   Form and Dating . . . . . . . . . . . . . . . . . . . . . 18
Section 2.02.   Execution and Authentication. . . . . . . . . . . . . . . 18
Section 2.03.   Registrar and Paying Agent. . . . . . . . . . . . . . . . 19
Section 2.04.   Paying Agent to Hold Money in Trust . . . . . . . . . . . 19
Section 2.05.   Lists of Holders of the Notes . . . . . . . . . . . . . . 19
Section 2.06.   Transfer and Exchange . . . . . . . . . . . . . . . . . . 20
Section 2.07.   Replacement Notes . . . . . . . . . . . . . . . . . . . . 29
Section 2.08.   Outstanding Notes . . . . . . . . . . . . . . . . . . . . 29
Section 2.09.   Treasury Notes. . . . . . . . . . . . . . . . . . . . . . 30
Section 2.10.   Temporary Notes . . . . . . . . . . . . . . . . . . . . . 30
Section 2.11.   Cancellation. . . . . . . . . . . . . . . . . . . . . . . 30
Section 2.12.   Record Date . . . . . . . . . . . . . . . . . . . . . . . 30
Section 2.13.   Defaulted Interest. . . . . . . . . . . . . . . . . . . . 30
Section 2.14.   Computation of Interest.. . . . . . . . . . . . . . . . . 31
Section 2.15.   CUSIP Number. . . . . . . . . . . . . . . . . . . . . . . 31

                                   ARTICLE 3
                          REDEMPTION AND PREPAYMENT

Section 3.01.   Notices to Trustee. . . . . . . . . . . . . . . . . . . . 31
Section 3.02.   Selection of Notes to Be Redeemed . . . . . . . . . . . . 31
Section 3.03.   Notice of Redemption. . . . . . . . . . . . . . . . . . . 32
Section 3.04.   Effect of Notice of Redemption. . . . . . . . . . . . . . 33
Section 3.05.   Deposit of Redemption or Purchase Price . . . . . . . . . 33
Section 3.06.   Notes Redeemed in Part. . . . . . . . . . . . . . . . . . 33
Section 3.07.   Optional Redemption . . . . . . . . . . . . . . . . . . . 33
Section 3.08.   Mandatory Redemption. . . . . . . . . . . . . . . . . . . 34
Section 3.09.   Offer to Purchase by Application of Excess Proceeds . . . 34

                                    ARTICLE 4
                                    COVENANTS

Section 4.01.   Payment of Notes. . . . . . . . . . . . . . . . . . . . . 36
Section 4.02.   Maintenance of Office or Agency . . . . . . . . . . . . . 36
Section 4.03.   Reports . . . . . . . . . . . . . . . . . . . . . . . . . 37
Section 4.04.   Compliance Certificate. . . . . . . . . . . . . . . . . . 37

Section 4.05.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Section 4.06.   Stay, Extension and Usury Laws. . . . . . . . . . . . . . 38
Section 4.07.   Restricted Payments . . . . . . . . . . . . . . . . . . . 38
Section 4.08.   Dividend and Other Payment Restrictions Affecting
                Restricted Subsidiaries . . . . . . . . . . . . . . . . . 41
Section 4.09.   Incurrence of Indebtedness and Issuance of Preferred
                Stock . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Section 4.10.   Asset Sales . . . . . . . . . . . . . . . . . . . . . . . 43
Section 4.11.   Transactions with Affiliates. . . . . . . . . . . . . . . 44
Section 4.12.   Liens . . . . . . . . . . . . . . . . . . . . . . . . . . 45
Section 4.13.   Sale and Leaseback Transactions . . . . . . . . . . . . . 45
Section 4.14.   Offer to Purchase Upon Change of Control  . . . . . . . . 45
Section 4.15.   Corporate Existence . . . . . . . . . . . . . . . . . . . 47
Section 4.16.   Anti-Layering . . . . . . . . . . . . . . . . . . . . . . 47
Section 4.17.   Line of Business. . . . . . . . . . . . . . . . . . . . . 47
Section 4.18.   Sales of Accounts Receivable. . . . . . . . . . . . . . . 47
Section 4.19.   Permitted Transactions. . . . . . . . . . . . . . . . . . 48
Section 4.20.   Documents to be Executed Upon Consummation of Merger. . . 48

                                     ARTICLE 5
                                    SUCCESSORS
Section 5.01.   Merger, Consolidation, or Sale of Assets  . . . . . . . . 49
Section 5.02.   Successor Corporation Substituted . . . . . . . . . . . . 49

                                     ARTICLE 6
                               DEFAULTS AND REMEDIES
Section 6.01.   Events of Default . . . . . . . . . . . . . . . . . . . . 50
Section 6.02.   Acceleration. . . . . . . . . . . . . . . . . . . . . . . 51
Section 6.03.   Other Remedies. . . . . . . . . . . . . . . . . . . . . . 52
Section 6.04.   Waiver of Past Defaults . . . . . . . . . . . . . . . . . 52
Section 6.05.   Control by Majority . . . . . . . . . . . . . . . . . . . 52
Section 6.06.   Limitation on Suits . . . . . . . . . . . . . . . . . . . 52
Section 6.07.   Rights of Holders of Notes to Receive Payment . . . . . . 53
Section 6.08.   Collection Suit by Trustee. . . . . . . . . . . . . . . . 53
Section 6.09.   Trustee May File Proofs of Claim. . . . . . . . . . . . . 53
Section 6.10.   Priorities. . . . . . . . . . . . . . . . . . . . . . . . 54
Section 6.11.   Undertaking for Costs . . . . . . . . . . . . . . . . . . 54

                                  ARTICLE 7
                                   TRUSTEE
Section 7.01.   Duties of Trustee . . . . . . . . . . . . . . . . . . . . 55
Section 7.02.   Rights of Trustee . . . . . . . . . . . . . . . . . . . . 56
Section 7.03.   Individual Rights of Trustee. . . . . . . . . . . . . . . 56
Section 7.04.   Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . 56
Section 7.05.   Notice of Defaults. . . . . . . . . . . . . . . . . . . . 57
Section 7.06.   Reports by Trustee to Holders of the Notes  . . . . . . . 57
Section 7.07.   Compensation and Indemnity. . . . . . . . . . . . . . . . 57
Section 7.08.   Replacement of Trustee. . . . . . . . . . . . . . . . . . 58

Section 7.09.   Successor Trustee by Merger, Etc. . . . . . . . . . . . . 59
Section 7.10.   Eligibility; Disqualification . . . . . . . . . . . . . . 59
Section 7.11.   Preferential Collection of Claims Against The Company . . 59


                                  ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01.   Option to Effect Legal Defeasance or Covenant
                Defeasance  . . . . . . . . . . . . . . . . . . . . . . . 59
Section 8.02.   Legal Defeasance and Discharge. . . . . . . . . . . . . . 60
Section 8.03.   Covenant Defeasance . . . . . . . . . . . . . . . . . . . 60
Section 8.04.   Conditions to Legal or Covenant Defeasance. . . . . . . . 61
Section 8.05.   Deposited Money and Government Securities to be Held
                in Trust; Other Miscellaneous Provisions. . . . . . . . . 62
Section 8.06.   Repayment to The Company. . . . . . . . . . . . . . . . . 62
Section 8.07.   Reinstatement . . . . . . . . . . . . . . . . . . . . . . 63

                                  ARTICLE 9
                      AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01.   Without Consent of Holders of the Notes . . . . . . . . . 63
Section 9.02.   With Consent of Holders of Notes. . . . . . . . . . . . . 64
Section 9.03.   Compliance with Trust Indenture Act . . . . . . . . . . . 65
Section 9.04.   Revocation and Effect of Consents . . . . . . . . . . . . 65
Section 9.05.   Notation on or Exchange of Notes. . . . . . . . . . . . . 66
Section 9.06.   Trustee to Sign Amendments, Etc . . . . . . . . . . . . . 66

                                  ARTICLE 10
                                SUBORDINATION
Section 10.01.  Agreement to Subordinate  . . . . . . . . . . . . . . . . 66
Section 10.02.  Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . 66
Section 10.03.  Default on Designated Senior Debt . . . . . . . . . . . . 67
Section 10.04.  Acceleration of Notes . . . . . . . . . . . . . . . . . . 67
Section 10.05.  When Distribution Must Be Paid Over . . . . . . . . . . . 67
Section 10.06.  Notice By Company . . . . . . . . . . . . . . . . . . . . 68
Section 10.07.  Subrogation . . . . . . . . . . . . . . . . . . . . . . . 68
Section 10.08.  Relative Rights . . . . . . . . . . . . . . . . . . . . . 68
Section 10.09.  Subordination May Not Be Impaired By Company  . . . . . . 69
Section 10.10.  Distribution or Notice To Representative  . . . . . . . . 69
Section 10.11.  Rights of Trustee and Paying Agent  . . . . . . . . . . . 69
Section 10.12.  Authorization to Effect Subordination . . . . . . . . . . 69
Section 10.13.  Amendments  . . . . . . . . . . . . . . . . . . . . . . . 70

                                  ARTICLE 11
                              GUARANTEE OF NOTES
Section 11.01.  Subsidiary Guarantee  . . . . . . . . . . . . . . . . . . 70
Section 11.02.  Execution and Delivery of Subsidiary Guarantee. . . . . . 71
Section 11.03.  Guaranteeing Subsidiaries May Consolidate, Etc., on
                Certain Terms . . . . . . . . . . . . . . . . . . . . . . 71
Section 11.04.  Releases Following Sale of Assets . . . . . . . . . . . . 72

Section 11.05.  Additional Guaranteeing Subsidiaries. . . . . . . . . . . 72
Section 11.06.  Limitation on Guaranteeing Subsidiary Liability . . . . . 73
Section 11.07.  "Trustee" to Include Paying Agent . . . . . . . . . . . . 73

                                 ARTICLE 12
                               SUBORDINATION
Section 12.01.  Agreement to Subordinate  . . . . . . . . . . . . . . . . 73
Section 12.02.  Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . 73
Section 12.03.  Default on Designated Guarantor Senior Debt . . . . . . . 74
Section 12.04.  Acceleration of Notes . . . . . . . . . . . . . . . . . . 75
Section 12.05.  When Distribution Must Be Paid Over . . . . . . . . . . . 75
Section 12.06.  Notice By Guaranteeing Subsidiary . . . . . . . . . . . . 75
Section 12.07.  Subrogation . . . . . . . . . . . . . . . . . . . . . . . 76
Section 12.08.  Relative Rights . . . . . . . . . . . . . . . . . . . . . 76
Section 12.09.  Subordination May Not Be Impaired By Guaranteeing
                Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . 76
Section 12.10.  Distribution or Notice To Representative. . . . . . . . . 76
Section 12.11.  Rights of Trustee and Paying Agent. . . . . . . . . . . . 77
Section 12.12.  Authorization to Effect Subordination . . . . . . . . . . 77
Section 12.13.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . 77

                                  ARTICLE 13
                                MISCELLANEOUS
Section 13.01.  Trust Indenture Act Controls. . . . . . . . . . . . . . . 77
Section 13.02.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 77
Section 13.03.  Communication by Holders of Notes with Other Holders of Notes  . . . . . . . . . . . . . . . . . . . . . . . . 79
Section 13.04.  Certificate and Opinion as to Conditions Precedent. . . . 79
Section 13.05.  Statements Required in Certificate or Opinion . . . . . . 79
Section 13.06.  Rules by Trustee and Agents . . . . . . . . . . . . . . . 79
Section 13.07.  No Personal Liability of Directors, Officers, Employees
                and Stockholders. . . . . . . . . . . . . . . . . . . . . 80
Section 13.08.  Governing Law . . . . . . . . . . . . . . . . . . . . . . 80
Section 13.09.  No Adverse Interpretation of Other Agreements . . . . . . 80
Section 13.10.  Successors. . . . . . . . . . . . . . . . . . . . . . . . 80
Section 13.11.  Severability. . . . . . . . . . . . . . . . . . . . . . . 80
Section 13.12.  Counterpart Originals . . . . . . . . . . . . . . . . . . 80
Section 13.13.  Table of Contents, Headings, etc. . . . . . . . . . . . . 80

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